CREDIT AGREEMENT

                                            Dated as of March 29, 2001

                                                   by and among

                                          THE HAIN CELESTIAL GROUP, INC.

                                                        and

                                                FLEET NATIONAL BANK
                                             as Administrative Agent,

                                                   SUNTRUST BANK
                                               as Syndication Agent,

                                                   HSBC BANK USA
                                              as Documentation Agent

                                                        and

                                             THE LENDERS PARTY HERETO







                                              FLEET SECURITIES, INC.,
                                                   LEAD ARRANGER








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                                                 TABLE OF CONTENTS



ARTICLE I
         DEFINITIONS AND ACCOUNTING TERMS.....................................1
         SECTION 1.01. Definitions............................................1
         SECTION 1.02. Terms Generally.......................................21

ARTICLE II
         LOANS...............................................................22
         SECTION 2.01. Revolving Credit Facility A Loans - 4 Year Facility...22
         SECTION 2.02. Revolving Credit Facility A Note......................23
         SECTION 2.03. Letters of Credit. ...................................23
         SECTION 2.04. Swingline Loans.......................................27
         SECTION 2.05. Revolving Credit Facility B Loans - 364 Day Facility..29
         SECTION 2.06. Revolving Credit Facility B Note......................30

ARTICLE III
         PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
         FEES AND PAYMENTS....................................................31
         SECTION 3.01.  Interest Rate; Continuation and Conversion of Loans...31
         SECTION 3.02.  Use of Proceeds.......................................33
         SECTION 3.03.  Prepayments...........................................33
         SECTION 3.04.  Fees..................................................34
         SECTION 3.05.  Inability to Determine Interest Rate .................35
         SECTION 3.06.  Illegality ...........................................35
         SECTION 3.07.  Increased Costs.......................................35
         SECTION 3.08.  Indemnity.............................................37
         SECTION 3.09.  Mitigation, Obligations; Replacement of Lenders.......37
         SECTION 3.10.  Taxes.................................................38
         SECTION 3.11.  Pro Rata Treatment and Payments.......................40
         SECTION 3.12.  Funding and Disbursement of Loans.....................41

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES......................................41
         SECTION 4.01. Organization, Powers.  ...............................43
         SECTION 4.02. Authorization of Borrowing, Enforceable Obligations...43
         SECTION 4.03. Financial Condition...................................44
         SECTION 4.04. Taxes.................................................44
         SECTION 4.05. Title to Properties...................................44
         SECTION 4.06. Litigation............................................45
         SECTION 4.07. Agreements............................................45

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         SECTION 4.08. Compliance with ERISA..........................45
         SECTION 4.09. Federal Reserve Regulations; Use of Proceeds...45
         SECTION 4.10. Approval.......................................46
         SECTION 4.11. Subsidiaries and Affiliates....................46
         SECTION 4.12. Hazardous Materials............................46
         SECTION 4.13. Investment Company Act.........................46
         SECTION 4.14. No Default.....................................46
         SECTION 4.15. Credit Arrangements............................46
         SECTION 4.16. Permits and Licenses...........................47
         SECTION 4.17. Compliance with Law............................47
         SECTION 4.18. Disclosure.....................................47
         SECTION 4.19. Labor Disputes and Acts of God.................47
         SECTION 4.20. Pledge Agreements..............................47

ARTICLE V
         CONDITIONS OF LENDING.....................................47
         SECTION 5.01. Conditions to Initial Extension of Credit...48
         SECTION 5.02. Conditions to Extensions of Credit..........50

ARTICLE VI
         AFFIRMATIVE COVENANTS..........................................50
         SECTION 6.01. Existence, Properties, Insurance.................50
         SECTION 6.02. Payment of Indebtedness and Taxes................51
         SECTION 6.03. Financial Statements, Reports, etc...............51
         SECTION 6.04. Books and Records; Access to Premises............52
         SECTION 6.05. Notice of Adverse Change.........................53
         SECTION 6.06. Notice of Default................................53
         SECTION 6.07. Notice of Litigation.............................53
         SECTION 6.08. Notice of Default in Other Agreements............53
         SECTION 6.09. Notice of ERISA Event............................54
         SECTION 6.10. Notice of Environmental Law Violations...........54
         SECTION 6.11. Compliance with Applicable Laws..................54
         SECTION 6.12. Additional Subsidiaries..........................54
         SECTION 6.13. Environmental Laws...............................55
         SECTION 6.14. Management Letters...............................55

ARTICLE VII
         NEGATIVE COVENANTS..........................................55
         SECTION 7.01. Indebtedness..................................56
         SECTION 7.02. Liens.........................................57
         SECTION 7.03. Guaranties....................................58
         SECTION 7.04. Sale of Assets................................58
         SECTION 7.05. Sales of Receivables..........................59

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         SECTION 7.06. Loans and Investments.........................59
         SECTION 7.07. Nature of Business............................60
         SECTION 7.08. Transfer of Equity in Hain Europe.............60
         SECTION 7.09. Federal Reserve Regulations...................61
         SECTION 7.10. Accounting Policies and Procedures............61
         SECTION 7.11. Hazardous Materials...........................61
         SECTION 7.12. Limitations on Fundamental Changes............61
         SECTION 7.13. Financial Condition Covenants.................62
         SECTION 7.14. Subordinated Debt.............................62
         SECTION 7.15. Dividends.....................................62
         SECTION 7.16. Transactions with Affiliates..................63
         SECTION 7.17. Negative Pledge...............................63

ARTICLE VIII
         EVENTS OF DEFAULT.............................................63
         SECTION 8.01.              Events of Default..................63

ARTICLE IX
         THE ADMINISTRATIVE AGENT.............................................66
         SECTION 9.01. Appointment, Powers and Immunities.....................66
         SECTION 9.02. Reliance by Administrative Agent.......................66
         SECTION 9.03. Events of Default......................................66
         SECTION 9.04. Rights as a Lender.....................................67
         SECTION 9.05. Indemnification........................................67
         SECTION 9.06. Non-Reliance on Administrative Agent and Other Lenders.67
         SECTION 9.07. Failure to Act.........................................68
         SECTION 9.08. Resignation of an Agent................................68
         SECTION 9.09. Sharing of Collateral and Payments.....................68

ARTICLE X
         MISCELLANEOUS........................................................69
         SECTION 10.01. Notices...............................................69
         SECTION 10.02. Effectiveness; Survival...............................70
         SECTION 10.03. Expenses..............................................70
         SECTION 10.04. Amendments and Waivers................................71
         SECTION 10.05. Successors and Assigns; Participations................72
         SECTION 10.06. No Waiver; Cumulative Remedies........................74
         SECTION 10.07. APPLICABLE LAW........................................75
         SECTION 10.08. SUBMISSION TO JURISDICTION............................75
         SECTION 10.09. Severability..........................................76
         SECTION 10.10. Right of Setoff.......................................76
         SECTION 10.11. Confidentiality.......................................76
         SECTION 10.12. Provisions Regarding Syndication Agent and

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                                     Documentation Agent....................77
    SECTION 10.13. Headings.................................................77
    SECTION 10.14. Construction.............................................77
    SECTION 10.15. Counterparts.............................................77
    SECTION 10.16. Special Provision with Respect to Dutch Pledge Agreement.77

SCHEDULES

Schedule I         -        Subsidiaries and Affiliates
Schedule II        -        Existing Liens
Schedule III       -        Existing Indebtedness
Schedule IV        -        Existing Guarantees
Schedule V         -        Credit Arrangements
Schedule VI        -        Existing Letters of Credit
Schedule 4.06(a)   -        Litigation
Schedule 4.08      -        ERISA Violations
Schedule 7.16      -        Written Arrangements with Affiliates

EXHIBITS

Exhibit A          -        Form of Revolving Credit Facility A Note
Exhibit B          -        Form of Revolving Credit Facility B Note
Exhibit C          -        Form of Swingline Note
Exhibit D          -        [RESERVED]
Exhibit E          -        Form of Guaranty
Exhibit F          -        Form of Assignment and Acceptance Agreement
Exhibit G-1        -        Form of Opinion of Counsel (Cahill Gordon & Reindel)
Exhibit G-2        -        Form of Opinion of Dutch Counsel (Nauta Dutilh)
Exhibit H          -        Form of U.S. Tax Compliance Certificate
Exhibit I-1        -        Form of Company Pledge Agreement
Exhibit I-2        -        Form of Guarantor Pledge Agreement
Exhibit I-3        -        Form of Dutch Pledge Agreement for Hain Europe



                                                         v

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         CREDIT AGREEMENT dated as of March 29, 2001, by and among THE HAIN
CELESTIAL GROUP, INC., a Delaware corporation (the "Company"), the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders"), FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America, as Administrative Agent (the "Administrative Agent), SUNTRUST BANK, a Georgia banking corporation, as Syndication Agent (the "Syndication Agent"), and HSBC BANK USA, a New York banking corporation, as Documentation Agent (the "Documentation Agent").

                                                     RECITALS

         The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.   Definitions.  As used herein, the following terms shall have the
               -----------
following meanings:

         "Acceptable Acquisition" shall mean any acquisition (whether by merger or otherwise) by the Company or any Subsidiary of the Company of more than 50% of the outstanding capital stock, membership interests, partnership interests or other similar ownership interests of a Person which is engaged in a line of business similar to the business of the Company or such Subsidiary (or reasonable extensions thereof) or the purchase of all or substantially all of the assets owned by such Person; provided that (a) with respect to such Person which is the subject of an acquisition, such acquisition has been (i) approved by the board of directors or other appropriate governing body of such Person or
(ii) recommended for approval by such board of directors or governing body to the shareholders, members, partners, or other owners of such Person, as required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person and subsequently approved by the shareholders, members, partners, or other owners of such Person if such approval is required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person or (iii) otherwise agreed by all shareholders, members, partners or other owners of such Person;
(b) no acquisition shall be an Acceptable Acquisition if a Default or Event of Default shall have occurred and be continuing or would result after giving effect to such acquisition; (c) any acquisition that would result in the Company having a ratio of Consolidated Total Funded Debt to Consolidated EBITDA, determined on a pro forma basis with respect to the most recently concluded four fiscal quarters, of greater than 2.00:1.00, shall require the prior approval of the Lenders; (d) no acquisition shall be an Acceptable Acquisition if the business which is the subject of such acquisition has a negative EBITDA (on an adjusted basis) for the most recently concluded four quarters, and (e) in the case of a Non-Domestic Acquisition,

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the business to be acquired shall be acquired by (i) the Company or a Domestic
Subsidiary, (ii) a First-Tier Subsidiary of the Company or a Domestic Subsidiary, or (iii) a direct or indirect wholly- owned Subsidiary of a First-Tier Subsidiary of a Domestic Subsidiary, provided that if such First-Tier Subsidiary is a Non-Domestic Subsidiary, then 65% of the capital stock of such First-Tier Subsidiary shall have been pledged to the Administrative Agent for the benefit of the Lenders. For purposes of clause (d) hereof, EBITDA of any subject of an acquisition may be adjusted only to reflect the pro forma impact of the proposed acquisition and the elimination of prior non-recurring or unusual items.

         "Adjusted Libor Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Administrative Agent" shall mean Fleet National Bank in its capacity as Administrative Agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section 9.08 hereof.

         "Affiliate" shall mean, with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent, and each is individually an "Agent."

         "Aggregate Letters of Credit Outstandings" shall mean, on the date of determination, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments on account of drawings under Letters of Credit made by the Issuing Lender on behalf of the Lenders under any Letter of Credit that has not been reimbursed by the Company.

         "Aggregate Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Revolving Credit Facility A Outstandings and (b) the Aggregate Revolving Credit Facility B Outstandings.

         "Aggregate Revolving Credit Facility A Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, (b) the aggregate outstanding principal amount of all Revolving Credit Facility A Loans at such time and (c) the aggregate outstanding principal amount of all Swingline Loans at such time.

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         "Aggregate Revolving Credit Facility B Outstandings" shall mean on the date of determination, the aggregate outstanding principal amount of all Revolving Credit Facility B Loans at such time.

         "Agreement" shall mean this Credit Agreement dated as of March 29, 2001, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Annual SEC Report" means each Annual Report on Form 10-K filed by the Company with the SEC.

         "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement entered into by a Lender and an assignee and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Company (such acceptance by the Company not to be unreasonably withheld or delayed), in the form attached hereto as Exhibit F or any other form approved by the Administrative Agent.

         "Auditors" shall have the meaning set forth in Section 6.03(a) hereof.

         "Available Revolving Credit Commitment" shall mean, on the date of determination, the Total Revolving Credit Commitment, reduced by the then Aggregate Outstandings.

         "Base Rate" shall mean, for any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate and (b) the Prime Rate, in each case as then in effect.

         "Base Rate Loans" shall mean Loans at such time as they are being made and/or maintained at a rate of interest based upon the Base Rate.

         "Borrowing Date" shall mean, with respect to any Loan, the date specified in any notice given pursuant to Section 2.01 on which such Loan is requested by the Company.

         "Business Day" shall mean (a) any day not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Lease" shall mean, with respect to any Person, as of the date of determination any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Administrative Agent and the taking of all action required to

                                                         3

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provide the Administrative Agent, for the ratable benefit of the Lenders, a first priority perfected security interest in such deposit.

     "Celestial" shall mean Celestial Seasonings, Inc., a Delaware corporation.

     "Celestial EDRB" means the Colorado Housing and Finance Authority Variable Rate Demand/Fixed Rate Economic Development Revenue Bonds (Celestial Seasonings, Inc. Project) Series 1989.

         "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) the individuals who, as of the date hereof, constitute the Board of Directors of the Company, together with those who first become directors subsequent to such date, provided the recommendation, election or nomination for election to the Board of Directors of such subsequent directors was approved by a vote of at least a majority of the directors then still in office who were either directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, ceasing for any reason to constitute a majority of the members of the Board of Directors of the Company.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company or, in the event no such officership exists, the Vice President of Finance of the Company.

         "Closing Date" shall mean March 29, 2001.

         "Code" shall mean the Internal Revenue Code of 1986, and the regulations promulgated thereunder, each as amended from time to time.

         "Commercial Letter of Credit" shall mean any Sight Letter of Credit issued for the account of a Person.

         "Commitment Proportion" shall mean, with respect to each Lender at the time of determination, the ratio, expressed as a percentage, (a) which such Lender's Revolving Credit Commitments bear to the Total Commitment or (b) if the Revolving Credit Commitments have expired or have been terminated, which such Lender's Loans bear to the principal balance of the Loans then outstanding, at such time.

         "Commitments" shall mean, collectively, the Revolving Credit Commitments and the Swingline Commitments.

         "Company" shall have the meaning set forth in the preamble hereto.

                                                         4

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         "Consolidated EBITDA" shall mean, for the Company and its Subsidiaries for any period, the Consolidated Net Income (Net Loss) of the Company and its Subsidiaries for such period, plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, (c) all income taxes to any government or governmental instrumentality expensed on the Company's or its Subsidiaries' books (whether paid or accrued),
(d) reasonable and customary acquisition or merger charges, non-cash and non-recurring restructuring charges and non- cash and non-recurring impairment of assets write-offs (provided that the portion of the sum of the items referred to in this clause (d) that exceeds 25% of Consolidated EBITDA shall not be included for purposes of this definition), and (e) cumulative non-cash change in accounting effects or non- cash extraordinary items as determined in accordance with Generally Accepted Accounting Principles minus the sum of (a) all extraordinary or unusual gains, and (b) all interest income, determined on a consolidated basis for the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

         "Consolidated Interest Expense" shall mean, on the date of determination, the sum of all interest expense on Indebtedness of the Company and its Subsidiaries on a consolidated basis, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Consolidated Interest Expense shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

         "Consolidated Maintenance Capital Expenditures" shall mean, on the date of determination, the sum of expenditures by the Company and its Subsidiaries, on a consolidated basis, by the expenditure of cash or the incurrence of Indebtedness, with respect to the replacement, repair, maintenance and upkeep of any fixed or capital assets (to the extent capitalized on the financial statements of the Company), in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Consolidated Maintenance Capital Expenditures shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

         "Consolidated Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis; provided that there shall be excluded therefrom the income (or deficit) of any Person (other than a Subsidiary that would be included in the consolidated financial statements of the Company and its Subsidiaries in accordance with Generally Accepted Accounting Principles) in which the Company or any of its Subsidiaries has an ownership interest (e.g. a joint venture), except to the extent that any such income has been actually received by the Company or any of its Subsidiaries in the form of dividends or similar distributions.


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         "Consolidated Tangible Assets" shall mean, on the date of
determination, total assets less goodwill and other intangible assets as determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Tangible Net Worth" shall mean, on the date of determination (a) the total Consolidated Tangible Assets of the Company and its Subsidiaries less (b) the total consolidated liabilities of the Company and its Subsidiaries. For purposes of calculating compliance with the covenant set forth in Section 7.13(c) hereof only, goodwill and other intangible assets associated with an Acceptable Acquisition shall be treated as a tangible asset following the closing of such Acceptable Acquisition.

         "Consolidated Total Funded Debt" shall mean, on the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, for borrowed money including the current portion thereof and including obligations with respect to Capital Leases, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Current SEC Report" means the most recently filed Annual SEC Report or Quarterly SEC Report.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Dividends" shall mean, for any period, the sum of all dividends and distributions made by the Company determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

         "Documentation Agent" shall mean HSBC Bank USA in its capacity as Documentation Agent for the Lenders under this Agreement or its successor Documentation Agent permitted pursuant to Section 9.08 hereof.

         "Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any state of the United States of America.

         "Dutch Pledge Agreement" means that certain Deed of Pledge governed under the laws of the Netherlands, establishing a first priority right of pledge by the Company of 65% of the capital stock or other equity interests of Hain Europe or any Deed of Pledge executed following the date of this Agreement in accordance with the provisions of Section 7.08 hereof with respect to 65% of the capital stock or other equity interests in any future Non-Domestic First-Tier Subsidiary of either the Company or a Domestic Subsidiary which becomes the parent of Hain Europe, in each case,

                                                         6

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substantially in the form of Exhibit I-3 hereto to be executed by the Company, or a Domestic Subsidiary, as applicable, in favor of the Administrative Agent as agent for the Lenders.

         "EBITDA" shall mean, for any Person for any period, Net Income (Net
Loss) of such Person for such period, plus the sum, without duplication, of (a) Interest Expense, (b) depreciation and amortization expenses or charges, and (c) all income taxes to any government or governmental instrumentality expensed on such Person's books (whether paid or accrued) minus the sum of (a) all extraordinary or unusual gains, and (b) all interest income, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis; provided that, if such Person has Subsidiaries, all of the foregoing categories shall be determined for such Person and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles, applied on a consistent basis. All of the foregoing categories shall be calculated with respect to such Person and shall be calculated (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

         "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) Dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (c) money market mutual funds having assets in excess of $2,500,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or rated A-2 or better by Moody's Investors Service, Inc.; or (f) common stock issued by any corporation under the federal laws of the United States of America or any state thereof which stock is traded on any U.S. national securities exchange or quoted on NASDAQ, provided that, (i) at the time of purchase such common stock has a minimum share price of at least $5.00 per share, (ii) if any Loans are outstanding at the time of purchase, such corporation is engaged in a similar line of business as the Company and its Subsidiaries, and (iii) the aggregate of all such purchases, determined in each instance at the time of purchase, of the common stock held by the Company and its Subsidiaries shall not exceed $20,000,000.

         "Environmental Law" shall mean any applicable law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.


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         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any Lender.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Excluded Subsidiary" shall mean any Subsidiary of the Company which as of the last day of the then most recent fiscal quarter ended has total assets of less than $10,000 and total revenues for the then immediately preceding four fiscal quarters of less than $10,000.

         "Existing Indebtedness" shall mean the Indebtedness of the Company on the Closing Date arising pursuant to (i) that certain credit agreement by and between the Company and Fleet National Bank, dated as of July 20, 2000, (ii) that certain credit agreement dated November 2, 1998, as amended, among the Company, Celestial and KeyBank relating to the Celestial EDRB and (iii) the IBJ Standby Letter of Credit.

         "Existing Letters of Credit" shall mean, collectively, the letters of credit issued by Fleet National Bank for the account of the Company or any Guarantor prior to the date hereof as set forth on Schedule VI and the KeyBank Letter of Credit.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal fund brokers of recognized standing selected by the Administrative Agent.

         "First-Tier Subsidiary" shall mean any Subsidiary of any Person which Subsidiary is directly owned by such Person .

     "Fruit Chips" means Fruit Chips B.V., a corporation organized under the laws of The Netherlands.

         "Fruit Chips Spanish Joint Venture" means that certain preliminary joint venture agreement dated November 16, 2000 between Galletas Siro, S.A. ("Galletas") and Fruit Chips relating to the manufacturing and marketing of vacuum-fried potatoes and vegetables in Europe whereby Galletas and Fruit Chips shall each make a 50% investment in a company to be formed by Fruit Chips or a wholly-owned Subsidiary of Fruit Chips and Galletas in accordance with the terms of such joint venture agreement.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

     "Guarantors" shall mean, collectively, Celestial, Arrowhead Mills, Inc., a Delaware corporation, Kineret Foods Corporation, a New York corporation, Westbrae Natural, Inc., a Delaware corporation, Hain Pure Food Co., Inc., a California corporation, Natural Nutrition Group, Inc., a Delaware corporation, Little Bear Organic Foods, Inc., a California corporation, Westbrae Natural Foods, Inc., a California corporation, Health Valley Company, a Delaware corporation, AMI Operating, Inc., a Texas corporation, DeBoles Nutritional Foods, Inc., a New York corporation, Dana Alexander, Inc., a New York corporation, Mountain Chai Company, a Colorado corporation, and each other Domestic Subsidiary of the Company who, from time to time hereafter, is required to execute a Guaranty in accordance with Section 6.12 hereof; provided that such Domestic Subsidiary's status as a Guarantor shall be effective as of the date of such execution.

         "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit E to be executed and delivered by each Guarantor on the Closing Date and thereafter by any Domestic Subsidiaries of the Company required to deliver a Guaranty pursuant to Section 6.12 hereof, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hain Europe" means Hain Celestial Europe B.V., a corporation incorporated under the laws of The Netherlands, with its registered office at Amsterdam, The Netherlands, and a wholly-owned Non-Domestic Subsidiary of the Company.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement between the Company and the Administrative Agent regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "IBJ Standby Letter of Credit" means that certain standby letter of credit issued by IBJ Whitehall Bank & Trust ("IBJW") under a credit agreement dated May 18, 1999, as amended, among the Company, IBJW and the other parties thereto relating to the Celestial EDRB.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons, (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (f) the capitalized portion of obligations of such Person as lessee under Capital Leases; (g) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated in accordance with accepted practice; (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit created for the account or upon the application of such Person; (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity interest in any Person; (j) obligations and liabilities of the types described in clause (a) through (i) above, directly or indirectly, guaranteed by such Person; and (k) all liabilities which would be reflected on a balance sheet of such Person, prepared in accordance with Generally Accepted Accounting Principles.

         "Intellectual Property" shall mean all of the trademarks (whether or not registered) and trademark registrations and applications, patent and patent applications, copyrights and copyright applications, service marks, service mark registrations and applications, trade dress, and trade and product names owned or licensed by the Company and its Subsidiaries.

         "Interest Expense" shall mean, on the date of determination, the sum of all interest expense on Indebtedness of any Person, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Interest Expense shall be calculated with respect to such Person (without duplication) over the four fiscal quarters immediately preceding the date of calculation thereof.

         "Interest Payment Date" shall mean (a) as to any Base Rate Loan, the last day of each calendar month during the term hereof; (b) as to any Adjusted Libor Loan, the last day of the Interest Period applicable thereto; and (c) as to any Loan, on the date such Loan is paid in full or in part; provided, however, that if any Interest Period for an Adjusted Libor Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

         "Interest Period" shall mean with respect to any Adjusted Libor Loan:

         (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from a Base Rate Loan, in each case, in accordance with the terms of Articles II and III hereof; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Administrative Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan and the Administrative Agent shall promptly notify each of the Lenders of such notice; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a
                  day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) if the Company shall fail to give notice as
                  provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted Libor Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

     (iv) no more than six (6) Interest Periods may exist at any one time; and

                           (v) the Company shall select Interest Periods so as
                  not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan.

         "Interest Rate Margin" shall mean (a) with respect to each Adjusted Libor Loan, the percentage set forth below under the heading "LIBOR Margin" opposite the applicable ratio and (b) with respect to each Base Rate Loan, the percentage set forth below under the heading "Base Rate Margin" opposite the applicable ratio.


Consolidated Total  Funded Debt           LIBOR Margin      Base Rate Margin
to Consolidated EBITDA                  (360 Day Basis)      (360 Day Basis)
-----------------------------------     ---------------     ----------------

Greater than or equal to 2.50:1.00           1.875%               .875%
Greater than or equal to 2.00:1.00
and less than 2.50:1.00                      1.625%               .625%
Greater than or equal to 1.50:1.00
and less than 2.00:1.00                      1.375%               .375%
Greater than or equal to 1.00:1.00
and less than 1.50:1.00                      1.125%               .125%

Less than 1.00:1.00                           1.00%               -0-%

If the Aggregate Outstandings hereunder exceed thirty-three percent (33%) of the Total Commitments hereunder at any time, then for so long as the Aggregate Outstandings exceed such amount the Interest Rate Margins set forth above shall be increased by 12.5 basis points.

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the tenth Business Day following the date of delivery of the financial statements to the Administrative Agent for the fiscal quarter ended March 31, 2001 (a) the Interest Rate Margin with respect to each Adjusted Libor Loan shall be 1.00% per annum, and (b) the Interest Rate Margin with respect to each Base Rate Loan shall be 0.00% per annum. The Interest Rate Margin will be set or reset quarterly with respect to each Loan on the date which is ten Business Days following the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Total Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Interest Rate Margin will be set or reset, unless the rate of interest specified in Section 3.01(c) hereof is in effect solely due to the failure of the Company to comply with Section 6.03(a) or 6.03(b) hereof, to a rate determined based on a ratio of Consolidated Total Funded Debt to Consolidated EBITDA of greater than or equal to 2.50:1.00 from the date such financial statement and certificate were due until the date which is ten Business Days following the receipt by the Administrative Agent of such financial statement and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including, without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Interest Rate Margin.

         "IP Subsidiary" means any direct or indirect wholly-owned Non-Domestic Subsidiary formed in accordance with Section 6.12 hereof for the purpose of owning certain Intellectual Property.

         "Issuing Lender" shall mean the Administrative Agent, in its capacity as the issuer of Letters of Credit hereunder or its successor Issuing Lender permitted pursuant to Section 2.03(e) hereof, except that, with respect to the KeyBank Letter of Credit, the Issuing Lender shall mean KeyBank, in its capacity as the issuer of the KeyBank Letter of Credit.

         "KeyBank" shall mean KeyBank National Association, a national banking association.

         "KeyBank Letter of Credit" shall mean that certain letter of credit issued by KeyBank under a credit agreement dated November 2, 1998, as amended, among the Company, Celestial and KeyBank relating to the Celestial EDRB which, as of December 31, 2000, had an outstanding balance of $5,817,124.24, together with any replacement Letter of Credit issued by KeyBank for the KeyBank Letter of Credit.

         "KeyBank Payment Office" shall mean KeyBank's office located at International Division, 700 Fifth Avenue, mailcode WA-31-10-5360, 53rd Floor, Seattle, Washington 98104 or such other office as KeyBank may designate from time to time in writing.

         "Lead Arranger" shall mean Fleet Securities, Inc.

         "Lenders" shall have the meaning set forth in the preamble hereto and shall include the Swingline Lender and the Issuing Lender.

         "Lending Office" shall mean, for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

         "Letter of Credit" shall mean any letter of credit issued by the Issuing Lender for the account of the Company pursuant to the terms of this Agreement.

         "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loans" shall mean, collectively, the Revolving Credit Loans and the Swingline Loans.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Pledge Agreements, any Hedging Agreement (but only to the extent that such Hedging Agreements relate to the Company's hedging of interest rate exposure under this Agreement) and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Guarantor to perform any of its obligations under any Loan Document to which it is a party.

         "Net Direct Contributions" shall mean, with respect to each brand, gross revenues less direct cost of sales and direct advertising and promotional costs.

         "Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of any Person for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis; provided that there shall be excluded therefrom the income (or deficit) of any other Person (other than a Subsidiary) in which such Person or any Subsidiary of such Person has an ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of dividends or similar distributions

          "Non-Domestic Acquisition" shall mean the acquisition by the Company or any Subsidiary of the Company of more than 50% of the capital stock, membership interests, partnership interests or other similar ownership interests of a Person not organized under the laws of the United States or any state thereof or the purchase of all or substantially all of the assets owned by such Person.

         "Non-Domestic Subsidiary" shall mean any Subsidiary of the Company not organized under the laws of any state of the United States of America.

         "Non-Excluded Taxes" shall have the meaning set forth in Section 3.10 hereof.

         "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company and any of its Subsidiaries to the Lenders, the Issuing Lender and the Administrative Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans (including any interest that accrues after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement of Letters of Credit, obligations under any Hedging Agreement, and all fees, costs, expenses and indemnity obligations of the Company and any of its Subsidiaries hereunder or under any other Loan Document (including all fees and expenses of the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document).

         "Participant" shall have the meaning set forth in Section 10.05 hereof.

         "Payment Office" shall mean the Administrative Agent's office located at 300 Broad Hollow Road, Melville, New York 11747 or such other office as the Administrative Agent may designate from time to time in writing.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Liens" shall mean the Liens specified in clauses (a) through
(j) of Section 7.02 hereof.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership, unincorporated trade or business enterprise or Governmental Authority.

         "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, any Guarantor or an ERISA Affiliate.

         "Pledge Agreement" shall mean (a) with respect to the Company, any Pledge Agreement entered into in accordance with Section 6.12 hereof relating to the capital stock or other equity interests of a Non-Domestic Subsidiary which is a First-Tier Subsidiary of the Company substantially in the form attached hereto as Exhibit I-1, (b) with respect to each Domestic Subsidiary, as applicable, any Pledge Agreement entered into in accordance with Section 6.12 hereof relating to the capital stock or other equity interests of a Non-Domestic Subsidiary which is a First-Tier Subsidiary of a Domestic Subsidiary of the Company substantially in the form attached hereto as Exhibit I-2, and (c) with respect to Hain Europe, the Dutch Pledge Agreement substantially in the form attached hereto as Exhibit I-3, and (with respect to subclause (c) only) to be executed and delivered on the Closing Date pursuant to Section 5.01 hereof, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Prime Rate" shall mean the variable per annum rate of interest announced by the Person which is the Administrative Agent from time to time as its prime rate. Each change in the Prime Rate shall be effective on the date such change is announced to become effective without notice or demand of any kind. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate of interest being charged by the Person which is the Administrative Agent to any customer.

         "Purchasing Lender" shall have the meaning set forth in Section 10.05(c) hereof.

         "Quarterly SEC Report" means each quarterly report on Form 10-Q filed by the Company with the SEC.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Required Lenders" shall mean Lenders owed at least fifty-one percent (51%) of the sum of the aggregate unpaid principal amount of the Revolving Credit Loans or, if no Revolving Credit Loans are outstanding, Lenders having at least fifty-one percent (51%) of the Total Commitments.

         "Reserve Adjusted Libor" shall mean, with respect to the Interest Period pertaining to an Adjusted Libor Loan, a rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest at which Dollar deposits of an amount equal to the amount of the portion of the Adjusted Libor Loan allocable to the entity which is the Administrative Agent and for a period of time equal to the Interest Period applicable thereto which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement.

         If the rate described in clause (a) above does not appear on the Telerate System on any applicable interest determination date, then the rate described in clause (a) shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point) determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such applicable Interest Period which are offered by four major banks selected by the Administrative Agent in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the commencement of such Interest Period. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate described in clause (a) for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate described in clause (a) for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days prior to the commencement of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that Reserve Adjusted Libor for an Adjusted Libor Loan cannot be determined.

         "Revolving Credit Commitments" shall mean, collectively, the Revolving Credit Facility A Commitments and the Revolving Credit Facility B Commitments.

         "Revolving Credit Facility A" shall mean the Revolving Credit Facility to be made available to the Company pursuant to Section 2.01 hereof.

         "Revolving Credit Facility A Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Facility A Loans to the Company and to acquire participations in Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Revolving Credit Facility A Commitment, as such amounts may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Facility A Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Facility A Commitment Termination Date or such earlier date as the Revolving Credit Facility A Commitments shall terminate as provided herein.

         "Revolving Credit Facility A Commitment Termination Date" shall mean March 29, 2005.

         "Revolving Credit Facility A Loans" shall have the meaning set forth in
Section 2.01(a) hereof.

         "Revolving Credit Facility A Notes" shall have the meaning set forth in
Section 2.02 hereof.

         "Revolving Credit Facility B" shall mean the Revolving Credit Facility to be made available to the Company pursuant to Section 2.05 hereof.

         "Revolving Credit Facility B Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Facility B Loans to the Company in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Revolving Credit Facility B Commitment, as such amounts may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Facility B Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Facility B Commitment Termination Date or such earlier date as the Revolving Credit Facility B Commitments shall terminate as provided herein.

         "Revolving Credit Facility B Commitment Termination Date" shall mean March 28, 2002.

         "Revolving Credit Facility B Loans" shall have the meaning set forth in
Section 2.05(a) hereof.

         "Revolving Credit Facility B Notes" shall have the meaning set forth in
Section 2.06 hereof.

         "Revolving Credit Loans" shall mean, collectively, the Revolving Credit Facility A Loans and the Revolving Credit Facility B Loans.

         "Revolving Credit Notes" shall mean, collectively, the Revolving Credit Facility A Notes and the Revolving Credit Facility B Notes.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "SEC Reports" shall mean the most recent Annual SEC Report filed by the Company with the SEC and each Quarterly SEC Report filed by the Company with the SEC thereafter.

         "Second-Tier Subsidiary" shall mean any Subsidiary of any Person which Subsidiary is directly owned by a First-Tier Subsidiary of such Person.

         "Sight Letter of Credit" shall mean a Letter of Credit wherein a draft is drawn at sight (i.e. drawn payable upon presentment).

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

         "Standby LC Disbursement" shall mean a payment made by the Issuing Lender pursuant to a Standby Letter of Credit.

         "Standby LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time, plus (b) the aggregate amount of all Standby LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time.

         "Standby LC Margin" shall mean the percentage set forth below opposite the applicable ratio:


Consolidated Total Funded                               Standby LC Margin
Debt to Consolidated EBITDA                              (360 Day Basis)
----------------------------                            ----------------

Greater than or equal to 2.50:1.00                               1.875%

Greater than or equal to 2.00:1.00 and less
than 2.50:1.00                                                  1.625%
Greater than or equal to 1.50:1.00 and less
than 2.00:1.00                                                  1.375%
Greater than or equal to 1.00:1.00 and less
than 1.50:1.00                                                  1.125%
Less than 1.00:1.00                                             1.00%

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the tenth Business Day following the date of delivery of the financial statements to the Administrative Agent for the fiscal year ended March 31, 2001, the Standby LC Margin shall be 1.00% per annum. The Standby LC Margin will be set or reset quarterly on the date which is ten Business Days following the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Total Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Standby LC Margin will be set or reset, unless the rate of interest specified in Section 3.01(c) hereof is in effect solely due to the failure of the Company to comply with Section 6.03(a) or 6.03(b) hereof, based on a ratio of Consolidated Total Funded Debt to Consolidated EBITDA of greater than or equal to 2.50:1.00 from the date such financial statement and certificate were due until the date which is ten Business Days following the receipt by the Administrative Agent of such financial statement and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including, without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Standby LC Margin.

         "Standby Letter of Credit" shall mean any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

         "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final payment in full of the obligations of the Company and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document, provided that the terms of such subordination are satisfactory to and approved in writing by the Required Lenders.

         "Subsidiaries" shall mean with respect to any Person, any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is, at the time, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Swingline Commitment" shall mean the obligation of the Swingline Lender to make Swingline Loans to the Company in an amount not to exceed $5,000,000 at any time outstanding.

         "Swingline Lender" shall mean the Administrative Agent, in its capacity as lender of Swingline Loans.

         "Swingline Loan" shall have the meaning set forth in Section 2.04 hereof.

         "Swingline Note" shall have the meaning set forth in Section 2.04(e) hereof.

         "Syndication Agent" shall mean SunTrust Bank in its capacity as Syndication Agent under this Agreement or its successor Syndication Agent permitted pursuant to Section 9.08 hereof.

         "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits). Each Reserve Adjusted Libor rate based on the rate displayed on Telerate Page 3750 shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "Total Commitment" shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time which, initially, shall be $240,000,000.

         "Total Revolving Credit Facility A Commitment" shall mean, at any time, the aggregate of the Revolving Credit Facility A Commitments in effect at such time, which, initially shall be $145,000,000.

         "Total Revolving Credit Facility B Commitment" shall mean, at any time, the aggregate of the Revolving Credit Facility B Commitments in effect at such time, which, initially shall be $95,000,000.

         "Type" shall mean as to any Loan its status as a Base Rate Loan or an Adjusted Libor Loan.

         "UCP" shall mean the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

     "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "Unused Fee Rate" shall mean the percentage set forth below opposite the applicable ratio:

                                          Revolving Credit     Revolving Credit
                                             Facility A          Facility B
Consolidated Total  Funded Debt             Unused Fee Rate     Unused Fee Rate
 to Consolidated EBITDA                     (360 Day Basis)     (360 Day Basis)
 ----------------------------------        -----------------   ----------------

Greater than or equal to 2.50:1.00            .375%               .325%
Greater than or equal to 2.00:1.00
and less than 2.50:100                        .35%                .30%
Greater than or equal to 1.50:1.00
and less than 2.00:1.00                       .30%                .25%
Greater than or equal to 1.00:1.00
and less than 1.50:1.00                       .25%                .20%
Less than 1.00:1.00                           .20%                .175%

Notwithstanding the foregoing, during the period commencing on the Closing Date and ending on the tenth Business Day following the date of delivery of the financial statements to the Administrative Agent for the nine month period ended March 31, 2001, the Unused Fee Rate shall be .20% per annum with respect to Revolving Credit Facility A and .175% per annum with respect to Revolving Credit Facility B. The Unused Fee Rate will be set or reset quarterly on the date which is ten Business Days following the date of receipt by the Administrative Agent of the financial statements referred to in Section 6.03(a) or Section 6.03(b) hereof, as applicable, together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Total Funded Debt to Consolidated EBITDA and setting forth the calculation thereof in detail; provided, however, if any such financial statement and certificate are not received by the Administrative Agent within the time period required pursuant to
Section 6.03(a) or Section 6.03(b) hereof, as the case may be, the Unused Fee Rate will be set or reset to a rate, unless the rate of interest specified in
Section 3.01(c) hereof is in effect solely due to the failure of the Company to comply with Section 6.03(a) or 6.03(b) hereof, determined based on a ratio of Consolidated Total Funded Debt to Consolidated EBITDA of greater than or equal to 2.50:1.00 from the date such financial statement and certificate were due until the date which is ten Business Days following the receipt by the Administrative Agent of such financial statement and certificate, and provided, further, that the Lenders shall not in any way be deemed to have waived any Default or Event of Default, including, without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Unused Fee Rate.

         SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto and any amendments thereof, all of which are by this reference incorporated into this Agreement.


                                                    ARTICLE II
                                                       LOANS

         SECTION 2.01. Revolving Credit Facility A Loans - 4 Year Facility. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Facility A Loan" and, collectively, the "Revolving Credit Facility A Loans") to the Company from time to time during the Revolving Credit Facility A Commitment Period up to, but not exceeding, at any one time outstanding the amount of its Revolving Credit Facility A Commitment; provided, however, that no Revolving Credit Facility A Loan shall be made if, after giving effect to such Revolving Credit Facility A Loan, the Aggregate Revolving Credit Facility A Outstandings would exceed the Total Revolving Credit Facility A Commitment in effect at such time or if the Aggregate Outstandings would exceed the Total Commitment. During the Revolving Credit Facility A Commitment Period, the Company may from time to time borrow, repay and reborrow Revolving Credit Facility A Loans on or after the date hereof and prior to the Revolving Credit Facility A Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Facility A Loans may be (i) Adjusted Libor Loans, (ii) Base Rate Loans or (iii) a combination thereof.

         (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New York, New York time on the date of each proposed Base Rate Loan under this
Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the initial Interest Period if an Adjusted Libor Loan, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Revolving Credit Facility A Commitment, each borrowing of a Base Rate Loan (other than a Swingline Loan) shall be in an amount not less than $1,000,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $1,000,000 or whole multiples of $500,000 in excess thereof. Funding of all Revolving Credit Facility A Loans shall be made in accordance with Section 3.12 of this Agreement.

         (c) The Company shall have the right, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Total Revolving Credit Facility A Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Facility A Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Facility A Loans and the Swingline Loans made on the effective date thereof, the Aggregate Revolving Credit Facility A Outstandings would exceed the Total Revolving Credit Facility A Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 hereof as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Revolving Credit Facility A Commitment pursuant to this Section 2.01(c). Any such reduction shall be in the amount of at least $5,000,000 or whole multiples of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Facility A Commitment then in effect.

         (d) The several agreements of the Lenders to make Revolving Credit Facility A Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Facility A Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Facility A Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02. Revolving Credit Facility A Note. The Revolving Credit Facility A Loans made by each Lender shall be evidenced by a promissory note of the Company (individually, a "Revolving Credit Facility A Note" and, collectively, the "Revolving Credit Facility A Notes"), substantially in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Facility A Commitment of such Lender. Each Revolving Credit Facility A Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Facility A Commitment Termination Date, and (c) bear interest from the date of the first Revolving Credit Facility A Loan until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Facility A Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility A Loan in such Lender's records or on the grid schedule annexed to such Lender's Revolving Credit Facility A Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Facility A Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Facility A Loan made by such Lender in accordance with the terms of its Revolving Credit Facility A Note and this Agreement. The Revolving Credit Facility A Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

         SECTION 2.03. Letters of Credit. (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Issuing Lender shall issue Letters of Credit at any time during the Revolving Credit Facility A Commitment Period with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, at no time shall the Aggregate Letters of Credit Outstandings exceed $25,000,000, and no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Revolving Credit Facility A Outstandings would exceed the Total Revolving Credit Facility A Commitment in effect at such time or if the Aggregate Outstandings would exceed the Total Commitment. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Issuing Lender by no later than 12:00 noon, New York, New York time, on the day which is at least two Business Days prior to the proposed date of issuance or creation. Such issuance or creation shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Company. The Issuing Lender shall promptly notify the Administrative Agent and the Lenders of the creation of any Letter of Credit and of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Issuing Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit,
(ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Lender upon drawing thereunder. In no event shall any Letter of Credit expire (or by its terms be required to be renewed to a date) after the Revolving Credit Facility A Commitment Termination Date. The Company agrees to execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including, without limitation, applications therefor) as the Issuing Lender in accordance with its customary practices may reasonably request. The Issuing Lender will not be required to issue a Letter of Credit hereunder with an expiration date (1) more than three hundred sixty (360) days from the date of issuance of such Letter of Credit, or (2) on or after the Revolving Credit Facility A Commitment Termination Date. Notwithstanding the foregoing, Letters of Credit issued hereunder may include automatic extensions provided that the extensions shall be for periods not to exceed three hundred sixty (360) days and provided further that the expiration date of any such Letter of Credit shall not occur on or after the Revolving Credit Facility A Commitment Termination Date.

         (b) Drawings Under Letters of Credit. The Company hereby absolutely and unconditionally promises to pay the Issuing Lender not later than 12:00 noon (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York, New York time, on the Business Day immediately following the day that the Company receives such notice; provided, however, (i) if any drawing was in an amount not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 hereof that such payment be financed with a Revolving Credit Facility A Loan which is a Base Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such a Base Rate Loan and (ii) if such drawing or payment was in an amount less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 hereof that such payment be financed with a Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such Swingline Loan. Such request shall be made by the Company on the date of receipt of notice from the Issuing Lender of a drawing under a Letter of Credit as applicable. The Issuing Lender shall notify the Administrative Agent and each Lender of such request in accordance with
Section 2.01 hereof. If the Company fails to make such payment when due, the Issuing Lender shall notify each Lender of the amount of the drawing under the applicable Letter of Credit. Each Lender agrees that on the first Business Day after receipt of such notice, it will immediately make available by no later than 12:00 noon, New York, New York time, to the Issuing Lender at its office located at the Payment Office, or, with respect to the KeyBank Letter of Credit, at the KeyBank Payment Office, in immediately available funds, its Commitment Proportion of such drawing, provided (i) each Lender's obligation shall be reduced by its Commitment Proportion of any reimbursement by the Company in respect of any such drawing pursuant to this Section 2.03 and (ii) no Lender shall be required to make payments to the Issuing Lender with respect to a drawing or payment which the Company reimbursed with the proceeds of a Revolving Credit Facility A Loan, as contemplated above, if such Lender fully funded its Commitment Proportion of such Revolving Credit Facility A Loan in accordance with Section 3.12 hereof. Any payment made by a Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender for any drawing under a Letter of Credit (other than a Base Rate Loan or a Swingline Loan as contemplated above) shall not constitute a Revolving Credit Facility A Loan or a Swingline Loan and shall not relieve the Company of its obligation to reimburse the Issuing Lender for such drawing or payment. Each drawing under a Letter of Credit which is not paid on the date such drawing is made shall accrue interest, for each day from and including the date of such drawing to but excluding the date that the Company reimburses the Issuing Lender in full for such drawing at the rate per annum then applicable to Revolving Credit Facility A Loans which are Base Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this paragraph (b), then the Company shall pay to the Issuing Lender interest on the amount of such drawing at the rate per annum set forth in
Section 3.01(c) hereof. Interest accruing pursuant to the preceding sentence shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment. The Issuing Lender shall promptly notify the Administrative Agent (which shall notify each Lender) of each drawing under a Letter of Credit.

         (c)      Letter of Credit Obligations Absolute.

                           (i) The obligation of the Company to reimburse the
                  Issuing Lender as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances subject to subsection (ii) below. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Issuing Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non- application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit, or any financial institution or other party to which any Letter of Credit may be transferred. The Issuing Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Issuing Lender nor any of its correspondents nor any Lender shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of such Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to any Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of any Letter of Credit. The Issuing Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline to making payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

                           (ii) Any action, inaction or omission on the part of
                  the Issuing Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Issuing Lender or any of its correspondents or any Lender under any liability to the Company in the absence of
                  (x) gross negligence or willful misconduct by the Issuing Lender or its correspondents or (y) the failure by the Issuing Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Issuing Lender is prohibited from making such payment pursuant to a court order. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the UCP to the extent applicable and not inconsistent with the laws of the State of New York.

     (d) Obligations of Lenders in Respect of Letters of Credit. Each Lender acknowledges that each Letter of Credit issued by the Issuing Lender pursuant to this Agreement is issued on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their respective

Commitment Proportions), and each Lender agrees to make the payments required by subsection (b) above and agrees to be responsible for its pro rata share of all liabilities incurred by the Issuing Lender with respect to each Letter of Credit issued, established, opened or extended by the Issuing Lender pursuant to this Agreement for the account of the Company hereunder. Each Lender agrees with the Issuing Lender and the other Lenders that its obligation to make the payments required by subsection (b) above shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Issuing Lender) occurring before or after the making of any payment by the Issuing Lender pursuant to any Letter of Credit, including, without limitation:
(i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein; (ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Company.

         (e) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.04 hereof. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (f) Existing Letters of Credit. The Company and the Lenders agree that, from and after the Closing Date, subject to the satisfaction of the conditions precedent to the initial Loans hereunder as set forth in Article V, the Existing Letters of Credit shall be Letters of Credit for all purposes of this Agreement, including, without limitation, for purposes of Section 3.04(b) hereof.

         SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Swingline Lender agrees to make loans (individually a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company from time to time during the Revolving Credit Facility A Commitment Period up to, but not exceeding, at any one time outstanding the Swingline Commitment; provided, however, that no Swingline Loan shall be made if, after giving effect to such Swingline Loan, the Aggregate Revolving Credit Facility A Outstandings would exceed the Total Revolving Credit Facility A Commitment in effect at such time or if the Aggregate Outstandings would exceed the Total Commitment; and provided further that the proceeds from Swingline Loans shall not be used to repay outstanding Revolving Credit Loans. During the Revolving Credit Facility A Commitment Period, the Company may from time to time borrow, repay and reborrow Swingline Loans on or after the date hereof and prior to the

Revolving Credit Facility A Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Swingline Loans shall be Base Rate Loans.

         (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 2:00 p.m. New York, New York time on the date of each proposed Swingline Loan under this Section 2.04. Such notice shall be irrevocable and shall specify (i) the amount of the proposed borrowing, and (ii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify the Swingline Lender and each Lender thereof. Each borrowing of a Swingline Loan shall be in an amount not less than $100,000 or, if greater, whole multiples of $100,000 in excess thereof. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the operating account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance or reimburse a Letter of Credit drawing in accordance with Section 2.03(b) hereof, by remittance to the Issuing Bank) by 4:00 p.m. New York, New York time, on the requested date of such Swingline Loan.

         (c) So long as no Default or Event of Default has occurred and is continuing, the Company may repay Swingline Loans with the proceeds of a Revolving Credit Facility A Loan. The Swingline Lender may, at any time, require the Lenders to acquire participations (in the form of Revolving Credit Facility A Loans, which shall initially be Base Rate Loans) with respect to all or a portion of the Swingline Loans outstanding. If (i) the Company desires to repay such Swingline Loan with the proceeds of a Revolving Credit Facility A Loan or
(ii) the Swingline Lender desires to have the Lenders acquire participations (in the form of Revolving Credit Facility A Loans, which shall initially be Base Rate Loans), the Swingline Lender shall, by written notice given to the Administrative Agent not later than 10:00 a.m. New York, New York time on any Business Day, require the Lenders to acquire participations (in the form of Revolving Credit Facility A Loans, which shall initially be Base Rate Loans) on such Business Day with respect to all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans which will become such Revolving Credit Facility A Loans. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire a participation in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.12 with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participation in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline

Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of a participation therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of a participation in a Swingline Loan pursuant to this paragraph (c) shall not relieve the Company of any default in the payment thereof.

         (d) The agreement of the Swingline Lender to make Swingline Loans pursuant to this Section 2.04 shall automatically terminate on the Revolving Credit Facility A Commitment Termination Date. Upon such termination, the Company shall immediately repay the Swingline Lender or the Administrative Agent, as applicable, in full the principal amount of the Swingline Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         (e) The Swingline Loans made by the Swingline Lender shall be evidenced by a promissory note of the Company (the "Swingline Note"), substantially in the form attached hereto as Exhibit C, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. The Swingline Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Facility A Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. The Swingline Lender is authorized to record the date and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan in the Swingline Lender's records or on the grid schedule annexed to the Swingline Note; provided, however, that the failure of the Swingline Lender to set forth each such Swingline Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Swingline Loan made by the Swingline Lender in accordance with the terms of the Swingline Note and this Agreement. The Swingline Note, the grid schedule and the books and records of the Swingline Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

         SECTION 2.05. Revolving Credit Facility B Loans - 364 Day Facility. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Facility B Loan" and, collectively, the "Revolving Credit Facility B Loans") to the Company from time to time during the Revolving Credit Facility B Commitment Period up to, but not exceeding, at any one time outstanding the amount of its Revolving Credit Facility B Commitment; provided, however, that no Revolving Credit Facility B Loan shall be made if, after giving effect to such Revolving Credit Facility B Loan, the Aggregate Revolving Credit Facility B Outstandings would exceed the Total Revolving Credit Facility B Commitment in effect at such time or if the Aggregate Outstandings would exceed the Total Commitment. During the Revolving Credit Facility B Commitment Period, the Company may from time to time borrow, repay and reborrow Revolving Credit Facility B Loans on or after the date hereof and prior to the Revolving Credit Facility B Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Facility B Loans may be (i) Adjusted Libor Loans, (ii) Base Rate Loans or (iii) a combination thereof.
         (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.05 or prior to 11:00 a.m. New York, New York time on the date of each proposed Base Rate Loan under this
Section 2.05. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the initial Interest Period if an Adjusted Libor Loan, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Revolving Credit Facility B Commitment, each borrowing of a Base Rate Loan (other than a Swingline Loan) shall be in an amount not less than $1,000,000 or, if greater, whole multiples of $1,000,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $2,000,000 or whole multiples of $1,000,000 in excess thereof. Funding of all Revolving Credit Facility B Loans shall be made in accordance with Section 3.12 of this Agreement.

         (c) The Company shall have the right, upon not less than five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Total Revolving Credit Facility B Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Facility B Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Facility B Loans made on the effective date thereof, the Aggregate Revolving Credit Facility B Outstandings would exceed the Total Revolving Credit Facility B Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 hereof as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Revolving Credit Facility B Commitment pursuant to this Section 2.05(c). Any such reduction shall be in the amount of at least $5,000,000 or whole multiples of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Facility B Commitment then in effect.

         (d) The several agreement of the Lenders to make Revolving Credit Facility B Loans pursuant to this Section 2.05 shall automatically terminate on the Revolving Credit Facility B Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Facility B Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.06. Revolving Credit Facility B Note. The Revolving Credit Facility B Loans made by each Lender shall be evidenced by a promissory note of the Company (individually, a "Revolving Credit Facility B Note" and, collectively, the "Revolving Credit Facility B Notes"), substantially in the form attached hereto as Exhibit B, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Facility B Commitment of such Lender. Each Revolving Credit Facility B Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Facility B Commitment Termination Date, and (c) bear interest from the date of the first Revolving Credit Facility B Loan until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Facility B Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility B Loan in such Lender's records or on the grid schedule annexed to such Lender's Revolving Credit Facility B Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Facility B Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Facility B Loan made by such Lender in accordance with the terms of its Revolving Credit Facility B Note and this Agreement. The Revolving Credit Facility B Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.


                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

     SECTION 3.01. Interest Rate; Continuation and Conversion of Loans.

                  (a) Each Base Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Base Rate plus the applicable Interest Rate Margin.

                  (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable Interest Rate Margin.

                  (c) Upon the occurrence and during the continuance of a Default or an Event of Default, at the option of the Required Lenders, the rate of interest on all Loans and any other amounts payable under the Loan Documents will be increased to a rate equal to (i) 2% per annum above the rate of interest otherwise applicable to such Loan, in the case of payments of principal, and
(ii) 2% per annum above the rate that would be applicable to Base Rate Loans from time to time, in the case of payments of any other amount.

                  (d) The Company may elect from time to time to convert outstanding Revolving Credit Loans from Adjusted Libor Loans to Base Rate Loans by giving the Administrative Agent at least three (3) Business Days prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 hereof as a result of such conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Revolving Credit Loans from Base Rate Loans to Adjusted Libor Loans by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time three (3) Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Base Rate Loans (other than Swingline Loans) may be converted as provided herein, provided that each conversion shall be in the principal amount of $2,000,000 or whole multiples of $1,000,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $2,000,000.

                  (e) Any Adjusted Libor Loan in a minimum principal amount of $2,000,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Default or Event of Default.

                  (f) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01 hereof, the Company shall be deemed to have selected an Interest Period of one month.

                  (g) No Revolving Credit Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond (i) the Revolving Credit Facility A Commitment Termination Date, with respect to Revolving Credit Facility A Loans, or (ii) the Revolving Credit Facility B Commitment Termination Date, with respect to Revolving Credit Facility B Loans.

                  (h) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

                  (i) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Base Rate shall change when and as the Base Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent demonstrable error, be conclusive and binding for all purposes.

         SECTION 3.02. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used (a) to pay the Existing Indebtedness, (b) to finance Acceptable Acquisitions and (c) for general working capital and other corporate purposes. The Swingline Loans shall be used by the Company for general working capital and other corporate purposes. Commercial Letters of Credit shall be issued by the Issuing Lender hereunder for the account of the Company and shall be issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Company or any Guarantors in the ordinary course of their respective businesses. Standby Letters of Credit shall be issued by the Issuing Lender for the account of the Company and shall be issued for purposes in connection with, and in the ordinary course of, the business of the Company or the Guarantors consistent with historical purposes of standby letters of credit issued for the account of the Company prior to the date hereof.

         SECTION 3.03. Prepayments. (a) Voluntary. The Company may, at any time and from time to time, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 hereof, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three
(3) Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time on the date of prepayment with respect to Base Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of Adjusted Libor Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 hereof shall be in a principal amount of (i) $1,000,000 or whole multiples of $1,000,000 in excess thereof with respect to Adjusted Libor Loans and (ii) $1,000,000 or whole multiples of $1,000,000 in excess thereof with respect to Base Rate Loans.

                  (b) Mandatory. (i) To the extent that (i) the Aggregate Revolving Credit Facility A Outstandings exceed the Total Revolving Credit Facility A Commitment or (ii) the Aggregate Revolving Credit B Outstandings exceed the Total Revolving Credit Facility B Commitment or (iii) the Aggregate Outstandings exceed the Total Commitment, then the Company shall immediately prepay the Revolving Credit Loans to the extent necessary to cause compliance with each of the foregoing. To the extent that such prepayments are insufficient to cause such compliance, the Company shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, Cash Collateral in an amount equal to the amount of such short-fall, which Cash Collateral shall secure the reimbursement obligations of the Company to the Issuing Lender with respect to Letters of Credit.

                  (ii) The Company shall apply fifty percent (50%) of the net cash proceeds (after costs and expenses) realized by the Company upon any issuance or sale of equity interests in the Company to prepay outstanding Loans hereunder, provided, that such mandatory prepayment shall only be required if the aggregate amount of such net cash proceeds realized in connection with any one transaction or series of related transactions equals or exceeds $5,000,000. Such net proceeds shall be applied promptly upon the closing of any such issuance or sale of equity interests.

                  All prepayments shall be applied, first, to Base Rate Loans outstanding and second, to Adjusted Libor Loans outstanding, in such order as the Administrative Agent shall determine in its sole and absolute discretion. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

         SECTION 3.04. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a commitment fee equal to the sum of (i) the average daily unused portion of the Total Revolving Credit Facility A Commitment (after giving effect to any Swingline Loans then outstanding) from the date of this Agreement until the Revolving Credit Facility A Commitment Termination Date multiplied by the rate set forth under the heading Revolving Credit Facility A Unused Fee Rate set forth in the definition of the term "Unused Fee Rate," plus (ii) the average daily unused portion of the Total Revolving Credit Facility B Commitment from the date of this Agreement until the Revolving Credit Facility B Commitment Termination Date multiplied by the rate set forth under the heading Revolving Credit Facility B Unused Fee Rate set forth in the definition of the term "Unused Fee Rate," as in effect on the date of calculation, in each case, based on a year of 360 days. Such fees shall be payable in arrears (i) on the last day of March, June, September, and December of each year commencing June 30, 2001, (ii) on the Revolving Credit Facility A Commitment Termination Date, in the case of Revolving Credit Facility A, and on the Revolving Credit Facility B Commitment Termination Date, in the case of Revolving Credit Facility B, and (iii) on each date either Revolving Credit Commitment is permanently reduced in whole or in part.

                  (b) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to, the Lenders a commission with respect to the Lenders' participation in Standby Letters of Credit equal to the Standby LC Margin multiplied by the average daily amount of the Standby LC Exposure during the period from and including the Closing Date to but excluding the later of (a) the Revolving Credit Facility A Commitment Termination Date and (b) the date on which such Lender ceases to have any Standby LC Exposure. Such commissions with respect to Standby Letters of Credit shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing June 30, 2001; provided that all such fees shall be payable on the date on which the Total Commitment terminates and any such fees accruing after the date on which the Total Commitment terminates shall be payable on demand. All commissions with respect to Standby Letters of Credit shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed.

                  (c) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to each Lender, a payment fee equal to 0.25% of the amount paid on each Commercial Letter of Credit upon payment of such amount by the Issuing Lender of such Commercial Letter of Credit.

                  (d) In addition, the Company shall pay to the Issuing Lender for its own account, upon issuance of any Letter of Credit hereunder, including without limitation the KeyBank Letter of Credit, a letter of credit fronting fee equal to the greater of (i) 1/8 of 1% of the face amount of each Letter of Credit issued hereunder, or (ii) $250, together with the customary fees charged by the Issuing Lender in its sole discretion with respect to the issuance, payment, acceptance, processing and administration of Letters of Credit (including, without limitation, amendments to Letters of Credit).

         SECTION 3.05. Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Company, absent demonstrable error) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) hereof for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of a Base Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company and each Lender of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert a Base Rate Loan to an Adjusted Libor Loan.

         SECTION 3.06. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Administrative Agent, which notice the Administrative Agent shall promptly transmit to the Company and the other Lenders and (a) the commitment of such Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Revolving Credit Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.

     SECTION 3.07. Increased Costs. (a) In the event that any introduction of or change in, after the date hereof, any applicable law, regulation, treaty, order or directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                           (i) shall subject any Lender or the Issuing Lender to
                  any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan or any Letter of Credit (or participations therein) or change the basis of taxation of payments to such Lender or the Issuing Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or the Issuing Lender or Lending Office of such Lender or the Issuing Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office or the Issuing Lender's lending office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender; or

     (iii) shall impose on any Lender or the Issuing Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender or the Issuing Lender deems reasonably material, then, in any such case, subject to the provisions of
Section 3.09 hereof, the Company shall pay such Lender or the Issuing Lender, upon written demand, such additional amount or amounts as such Lender or the Issuing Lender shall have determined in good faith will compensate such Lender for such increased costs or reduction.

                  (b) If any Lender or the Issuing Lender shall have determined that the adoption of, or any change in, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Lender (or any lending office of any Lender or the Issuing Lender which funds Loans hereunder) or any Lender's or the Issuing Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender or the Issuing Lender (or such holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, the Company shall pay to such Lender or the Issuing Lender the additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for such reduction. Such Lender's or the Issuing Lender's determination of such amounts shall be conclusive and binding on the Company absent demonstrable error.

                  (c) A certificate of a Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) hereof shall be conclusive absent demonstrable error. The Company shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) In the event any Lender or the Issuing Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b) hereof, it shall promptly notify the Administrative Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender or the Issuing Lender to demand compensation under clause
(a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

         SECTION 3.08. Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan,
(b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan after the Company gives a notice in accordance with Section 3.03 hereof and/or (d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan or the making of any conversion of an Adjusted Libor Loan to a Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive absent demonstrable error. The Company shall pay such Lender the amount shown as due on any certificate within ten (10) days after receipt thereof.

         SECTION 3.09. Mitigation, Obligations; Replacement of Lenders. (a) Each Lender agrees to use reasonable efforts to designate an alternate Lending Office with respect to any Type of Loan affected by the events or circumstances described in Section 3.05, Section 3.06, Section 3.07 or Section 3.10 hereof to avoid or minimize the Company's liability thereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional cost or legal, regulatory or administrative burdens deemed by such Lender, in its sole discretion, to be material.

     (b) If any Lender is affected by the events or circumstances described in Sections

3.05, 3.06, 3.07 or 3.10 and requests additional compensation pursuant to the terms of this Agreement, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (and in accordance with the restrictions set forth in Section 10.05 hereof), all its interests, rights, and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not be unreasonably withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participation in Swingline Loans, accrued interest thereon, accrued fees and other amounts payable to it hereunder from the assignee (to the extent of the outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and
(iii) in the case of any such assignment resulting from a claim for compensation pursuant to Sections 3.05, 3.06 or 3.07 hereof or payments required to be made pursuant to Section 3.10, such assignment will result in a reduction of such compensation or payments. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegations cease to apply.

         SECTION 3.10. Taxes. (a) Except as set forth in clause (d) below or as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) income and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent, the Issuing Lender or a Lender as a result of a present, former or future connection between the jurisdiction of the government or the taxing authority imposing such tax and the Administrative Agent, Issuing Lender or Lender or the lending office of the Administrative Agent, Issuing Lender or a Lender (excluding a connection arising solely from the Administrative Agent, Issuing Lender or a Lender having executed this Agreement, the Notes or the other Loan Documents) or any political subdivision or taxing authority thereof or therein, and (ii) taxes (including withholding taxes) imposed by reason of the failure of the Administrative Agent, Issuing Lender or a Lender, if organized outside of the United States, to comply with Section 3.10(c) hereof (or the inaccuracy at any time of the certificates, documents or other evidence delivered thereunder) (such non-excluded taxes being called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any Lender hereunder, or under the Notes, the amount so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lender or such Lender (after payment of all Non-Excluded Taxes and free and clear of all liability in respect of such Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes provided, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of Section 3.09, (ii) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to such Non-Excluded Taxes pursuant to this Section 3.10(a), or (iii) that are imposed as a result of any event occurring after such Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent for its own account or for the account of the Issuing Lender or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Lender or such Lender as a result of any such failure together with any expenses payable by the Administrative Agent, the Issuing Lender or such Lender in connection therewith; provided that the Administrative Agent, Issuing Lender or such Lender has provided the Company with notice thereof as required by Section 10.01, accompanied by a demand for payment.

                  (b) If a Lender or the Administrative Agent becomes aware that it is entitled to claim a refund from a governmental authority in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 3.10, it promptly shall notify the Company in writing of the availability of such refund claim and shall make a timely claim to such taxation authority for such refund at the Company's expense. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or a permanent net tax benefit in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.10, it shall within 30 days from the date of such receipt pay over the amount of such refund or permanent net tax benefit to the Company, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Company, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other reasonable charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority or loses such net tax benefit.

     (c) On or before the date on which it becomes a party to this Agreement, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Company and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, an Internal Revenue Service Form W-8BEN or successor applicable form, and a statement in the form of Exhibit H hereto. Each

Lender which delivers to the Company and the Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Administrative Agent two further copies of the said statement and Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent statement or form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may be requested by the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender shall promptly notify the Company and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered above-mentioned form or statement (or successor thereto) to the Company and the Administrative Agent.

                  (d) For any period with respect to which a Lender required to do so has failed to provide the Company with the appropriate form described in
Section 3.10(c) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Section 3.10(c) above), such Lender shall not be entitled to indemnification under this Section
3.10 with respect to Non- Excluded Taxes imposed by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender reasonably shall request to assist such Lender in recovering such Non-Excluded Taxes.

         SECTION 3.11. Pro Rata Treatment and Payments. (a) Each borrowing by the Company from the Lenders, each conversion of a Revolving Credit Loan pursuant to Section 3.01(d) hereof or continuation of a Revolving Credit Loan pursuant to Section 3.01(e) hereof, each payment by the Company on account of any fee (other than with respect to fees which are expressly payable to the Administrative Agent or the Issuing Lender for its own account), reimbursements by the Company to the Issuing Lender with respect to drawings under Letters of Credit pursuant to Section 2.03 hereof, and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. Except as otherwise provided in Section 2.04, all payments by the Company on account of principal of and interest on any Swingline Loan shall be made to the Swingline Lender at its office specified on its signature page hereof in Dollars in immediately available funds. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and, with respect to payments of the Loans shall be made to the Administrative Agent, for the account of the Lenders (except as specified above), at the Payment Office of the Administrative Agent in Dollars in immediately available funds. The Administrative Agent shall distribute such payments with respect to Loans to the Lenders promptly upon receipt in like funds by wire transfer of each Lender's portion of such payment to such Lender for the account of its Lending Office. The Administrative Agent may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Administrative Agent. The Issuing Lender may, in its sole discretion, directly charge reimbursement obligations with respect to Letters of Credit to the Company's accounts at any office of the Issuing Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.12. Funding and Disbursement of Loans. (a) Each Lender shall make each Revolving Credit Loan to be made by it hereunder available to the Administrative Agent at the Payment Office for the account of such office and the Administrative Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Unless any applicable condition specified in Article V has not been satisfied, the amount so received by the Administrative Agent will be made available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds as received by the Administrative Agent; provided, however, that if the proceeds of any Revolving Credit Loan or Swingline Loan or any portion thereof are to be used to prepay outstanding Revolving Credit Loans, Swingline Loans or Letter of Credit obligations, then the Administrative Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Company's account.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender is affected by the events or circumstances described in Sections 3.05, 3.06, 3.07 or 3.10 and that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent until a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.12(b) shall be conclusive absent demonstrable error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.

                                                    ARTICLE IV
                                          REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Company represents and warrants to the Administrative Agent and each Lender that:

         SECTION 4.01. Organization, Powers. The Company and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has the corporate power and authority to own its properties and to carry on its business as being conducted,
(c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each Subsidiary of the Company which is not a Guarantor, other than Excluded Subsidiaries, (a) is a corporation, limited liability company, partnership or other legal entity (as indicated on Schedule I hereto) duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has the corporate, limited partnership, limited liability company or other legal power and authority to own or lease its properties and to carry on its business as being conducted on the Closing Date and, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except in those jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.02. Authorization of Borrowing, Enforceable Obligations. The ---------------------------------------------------- execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability company action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Guarantor, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Guarantor or
(ii) any order of any court or other Governmental Authority binding on the Company or any Guarantor or any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of its property is bound and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, which conflict, breach or default could reasonably be expected to have a Material Adverse
Effect, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Company or any Guarantor other than as contemplated by this Agreement or the other Loan Documents. This

Agreement and each other Loan Document to which the Company or any Guarantor is a party constitutes a legal, valid and binding obligation of the Company and each such Guarantor, as the case may be, enforceable against the Company and each such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.03. Financial Condition. (a) The Company has heretofore furnished to each Lender (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries, audited by Ernst & Young LLP, independent auditors, for the fiscal year ended June 30, 2000 and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the six month period ended December 31, 2000. The financial statements for the year ended June 30, 2000, referred to in clause (i) above, were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and the financial statements for the fiscal quarter and six month period ended December 31, 2000, referred to in clause (ii) above, were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis (subject to year-end adjustments and except for the absence of notes thereto), and, in each case, such financial statements fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and since December 31, 2000 no Material Adverse Effect has occurred. The Company shall deliver to the Administrative Agent, a certificate of the Chief Financial Officer of the Company to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since the date of the Current SEC Report and the acquisition of Fruit Chips, there are no obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such audited statements other than obligations of the Company and its Subsidiaries incurred in the ordinary course of business.

                  (b)      The Company and each of the Guarantors is Solvent.

         SECTION 4.04. Taxes. The Company and each Subsidiary of the Company has filed or has caused to be filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and the Company and each Subsidiary of the Company has paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to have a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with Generally Accepted Accounting Principles consistently applied shall have been provided on the books of the Company and its Subsidiaries.

         SECTION 4.05. Title to Properties. The Company and each Subsidiary of the Company has good title to its respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         SECTION 4.06. Litigation. (a) Except as set forth on Schedule 4.06(a), there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary of the Company) pending or, to the knowledge of the Company, threatened against or affecting the Company or any such Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any Subsidiary of the Company is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.07. Agreements. Neither the Company nor any Subsidiary of the Company is in violation of or restricted by its charter or bylaws or in breach or violation of any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. Compliance with ERISA. Except as set forth on Schedule 4.08, each Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization (as defined in Section 4241 of ERISA), no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or reasonably expects to incur any liability under any of the foregoing Sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to the Company, any Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and no lien imposed under the Code or ERISA on the assets of the Company, any Subsidiary of the Company or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan. The aggregate potential tax liabilities, fines and penalties related to the items included on Schedule 4.08 would not have a Material Adverse Effect.

     SECTION 4.09. Federal Reserve Regulations; Use of Proceeds. (a) Neither the Company nor any Subsidiary of the Company is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

         (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

         (c) The proceeds of each Loan, and each other extension of credit hereunder, shall be used solely for the purposes permitted under Section 3.02 hereof.

         SECTION 4.10. Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Guarantor, or with the execution, delivery and performance of any other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect or such registrations, consents and approvals required pursuant to Section 5.01 hereof.

         SECTION 4.11. Subsidiaries and Affiliates. Attached hereto as Schedule I is a correct and complete list of each of the Company's Subsidiaries and Affiliates (other than individuals) as of the Closing Date showing as to each Subsidiary and Affiliate (other than individuals), its name, the jurisdiction of its incorporation or formation, its shareholders or other owners of an interest in each Subsidiary and Affiliate (other than individuals) and the number of outstanding shares or other ownership interests owned by each shareholder or other owner of an interest.

         SECTION 4.12. Hazardous Materials. The Company and each Subsidiary are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law. No prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

     SECTION 4.13. Investment Company Act. Neither the Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.14. No Default. No Default or Event of Default has occurred and is continuing.

         SECTION 4.15. Credit Arrangements. Schedule V is a complete and correct list of all material credit agreements, indentures, guaranties, Capital Leases and other investments, agreements and arrangements relating to borrowed money in effect on the Closing Date providing for or relating to extensions of credit to the Company or any Subsidiaries of the Company, or any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company or any Subsidiaries of the Company, or any of them, are in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         SECTION 4.16. Permits and Licenses. The Company and each Subsidiary of the Company each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.17. Compliance with Law. The Company and each Subsidiary of the Company are each in compliance with all laws, rules, regulations, orders and decrees which are applicable to the Company or any such Subsidiary, or to any of their respective properties, which the failure to comply with could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18. Disclosure. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Administrative Agent, the Issuing Lender, or any Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         SECTION 4.19. Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary of the Company is (i) engaged in any strike, lockout or other labor dispute or (ii) currently affected by or subject to any fire, explosion, accident, drought, storm, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.20. Pledge Agreements. Each Pledge Agreement (which on the Closing Date shall be the Dutch Pledge Agreement) executed by the Company and each Subsidiary, as applicable, shall, pursuant to its terms and applicable law, constitute a valid and continuing lien on and security interest in the collateral referred to in such Pledge Agreement in favor of the Administrative Agent, for the ratable benefit of the Lenders, which shall be prior to all other Liens which may be perfected under the laws of any state of the United States of America except Permitted Liens, claims and rights of all other Persons in such collateral.

                                                     ARTICLE V
                                               CONDITIONS OF LENDING

         SECTION 5.01. Conditions to Initial Extension of Credit. The obligation of each Lender to make its initial Loan hereunder, and the obligation of the Issuing Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

         (a) Notes. On or prior to the Closing Date, the Administrative Agent shall have received (i) for the account of each Lender, a Revolving Credit Facility A Note and a Revolving Credit Facility B Note and (ii) for the account of the Swingline Lender, a Swingline Note, each duly executed by the Company.

         (b) Guaranties. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a Guaranty duly executed by each Guarantor.

         (c) Dutch Pledge Agreement. On or prior to the Closing Date, the Administrative Agent shall have received the Dutch Pledge Agreement duly executed by the Company and Hain Europe, together with all stock certificates, if any, evidencing the shares pledged under the Dutch Pledge Agreement.

         (d) Opinion of Counsel. On or prior to the Closing Date, the Administrative Agent shall have received a written opinion of (a) Cahill Gordon & Reindel, counsel for the Company and the Guarantors, substantially in the form of Exhibit G-1 attached hereto, and (b) Nauta Dutilh, Dutch counsel to Hain Europe, substantially in the form of Exhibit G-2 attached hereto.

         (e) Supporting Documents. On or prior to the Closing Date, the Administrative Agent shall have received, (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation and By-laws or other organization documents, as applicable of the Company and each Guarantor; and (iii) a certificate of the Secretary or an Assistant Secretary of the Company and each Guarantor dated the Closing Date and certifying: (x) that neither the Certificates of Incorporation nor the By-laws of the Company or of any Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each Guarantor executing each Loan Document to which the Company or any Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Guarantor.

         (f) Insurance. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof.

         (g) Fees and Expenses. On or prior to the Closing Date, the Lenders shall have received all fees that may be payable to them pursuant to this Agreement (including any fees payable pursuant to separate fee letters executed by the Company on January 8, 2001 and as of the date hereof) and reimbursement of expenses in accordance with Section 10.03(b) hereof.

         (h) No Litigation. Except as set forth in Schedule 4.06(a), there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (i) Consents and Approvals. Except to the extent the failure to obtain any consents or approvals, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, all governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

     (j) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Company or any Guarantor, since December 31, 2000.

         (k) Existing Indebtedness. The Administrative Agent shall have received concurrently with the extension of the initial Loans described herein evidence that the Existing Indebtedness has been paid in full and that the agreements giving rise to the Existing Indebtedness have been terminated.

         (l) Financial Statements. The Lenders shall have received the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended June 30, 2000; together with the management prepared consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter and six month period ended December 31, 2000.

         (m) Management Letters. To the extent any exist and have not been previously provided to the Administrative Agent, the Administrative Agent shall have received a copy of the most recent management letter prepared on behalf of the Company by the Company's Auditors.

     (n) Other Information, Documentation. The Administrative Agent and the Lenders shall have received such other and further information and documentation as any of them may reasonably require, including, but not limited to, any information or documentation relating to compliance by the Company and each Subsidiary of the Company with the requirements of all Environmental Laws.

         (o) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

         SECTION 5.02. Conditions to Extensions of Credit. The obligation of each Lender to make each Loan hereunder and the obligation of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and initial Letter of Credit, are further subject to the following conditions precedent:

         (a) Representations and Warranties. The representations and warranties by the Company and each Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

         (c) Letter of Credit Documentation. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Issuing Lender shall have received the documents and instruments requested by the Issuing Lender in accordance with Section 2.03(a) hereof.

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of this Section 5.02 are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representation and warranty had been made on and as of such date.


                                                    ARTICLE VI
                                               AFFIRMATIVE COVENANTS

         The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Domestic and Non-Domestic Subsidiaries, to:

         SECTION 6.01. Existence, Properties, Insurance. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve, protect or renew all franchises, trade names, patents, trademarks and service marks and preserve all of its property, in each case, material to its business and keep the same in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; at all times, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business.

         SECTION 6.02. Payment of Indebtedness and Taxes. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each Subsidiary of the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

     SECTION  6.03.  Financial   Statements,   Reports,   etc.  Furnish  to  the
Administrative Agent (with sufficient copies for each Lender):

                  (a) as soon as available and in any event within ninety (90) days of the end of the fiscal year of the Company, the audited consolidated financial statement of the Company and its Subsidiaries which shall include the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, together with the consolidated statement of income and statement of cash flows for the Company and its Subsidiaries for such fiscal year and as of the end of and for the prior fiscal year, all prepared in accordance with Generally Accepted Accounting Principles and accompanied by an opinion thereon of Ernst & Young LLP or other nationally recognized independent certified public accountants reasonably acceptable to the Lenders (the "Auditor") which opinion shall not include a going concern explanatory paragraph, a qualification as to Generally Accepted Accounting Principles or like qualification or exception or a qualification or exception as to the scope of the audit, together with a report of the Chief Financial Officer of the Company setting forth with respect to each brand of the Company and its Subsidiaries, the gross revenue and Net Direct Contributions, in form and substance satisfactory to the Lenders;

                  (b) as soon as available and in any event within forty-five
(45) days after the end of each of the first, second and third fiscal quarters of the Company, the unaudited consolidated financial statement of the Company and its Subsidiaries, which shall include the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarter, together with the consolidated statement of income and statement of cash flows of the Company and its Subsidiaries for each such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, all prepared by or under the supervision of the Chief Financial Officer of the Company in accordance with Generally Accepted Accounting Principles (subject to year-end adjustments and except for the absence of notes thereto), and, commencing with the period ending June 30, 2001 and each quarter thereafter, a report of the Chief Financial Officer of the Company setting forth with respect to each brand of the Company and its Subsidiaries, the gross revenue and Net Direct Contributions, in form and substance satisfactory to the Lenders;

                  (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a) and a certificate prepared and signed by the Chief Financial Officer with each delivery required by clause (a) and (b), stating whether the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any Default or Event of Default, together with a certificate of the Chief Financial Officer of the Company demonstrating that as of the last day of the relevant fiscal year or quarter, as applicable, the Company was in compliance with the financial condition covenants set forth in
Section 7.13 hereof;

                  (d) at all times indicated in clause (a) above (i) a copy of the management letter, if any, prepared by the Auditor and (ii) copies of the Company's annual financial projections, on a quarterly basis with respect to the next succeeding fiscal year, in reasonable detail and in form and substance reasonably satisfactory to the Required Lenders (it being recognized by the Administrative Agent and the Lenders that future results included in such projections shall not be viewed as facts and that actual results may differ from projected results);

                  (e) promptly after filing thereof, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all regular, periodic and special financial information, proxy materials, reports and other information which the Company or any Guarantor shall file with the Securities and Exchange Commission;

     (f) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in a Material Adverse Effect; and

                  (g) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any Subsidiary of the Company as any Lender may reasonably request.

         SECTION 6.04.              Books and Records; Access to Premises.
                                    -------------------------------------

                  (a) Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries and matters involving the assets and business of the Company and such Subsidiaries.

                  (b) At any time and from time to time during normal business hours (and provided that no Default or Event of Default has occurred and is continuing upon reasonable prior notice) permit any Lender or any agents or representatives thereof to examine and make abstracts from the books and records of such information which such Lender deems is necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries, but excluding information governed by a written confidentiality agreement which prohibits such access), and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective executive officers or the Company's independent accountants.

         SECTION 6.05. Notice of Adverse Change. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Administrative Agent or the Lenders pursuant to this Agreement, fail to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. Notice of Default. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

     SECTION 6.07. Notice of Litigation. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. Notice of Default in Other Agreements. Promptly notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. Notice of ERISA Event. Promptly after the Company or any Guarantor knows any of the following, deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Company setting forth details as to the occurrence and the action, if any, which the Company, such Guarantor or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan that is a Single Employer Plan (within the meaning of Section 4001(a)(15) of ERISA), that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans that are Single Employer Plans (within the meaning of Section 4001(a)(15) of ERISA) have an Unfunded Current Liability, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Company, any Guarantor or any ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. Upon request of any Lender, the Company will deliver to each Lender a complete copy of the annual report (Form 5500) of each Plan that is a Single Employer Plan (within the meaning of Section 4001(a)(15) of ERISA), filed with the Internal Revenue Service. In addition to any certificates or notices delivered to each Lender pursuant to the first sentence hereof, copies of any other notices received by the Company or any Guarantor required to be delivered to each Lender hereunder shall be delivered to each Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Company or any Guarantor.

         SECTION 6.10. Notice of Environmental Law Violations. Promptly notify the Administrative Agent of the receipt of any notice of an action, suit, or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

         SECTION 6.12. Additional Subsidiaries. Give the Administrative Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of the Company not existing on the Closing Date or of the fact that a Subsidiary has ceased to be an Excluded Subsidiary. Subject to the last sentence of this Section 6.12, the Company or a Domestic Subsidiary of the Company, as appropriate, (a) shall execute a Pledge Agreement, in the form of Exhibit I-1 or I-2 hereto (or such other agreement as shall be required by the Administrative Agent), as applicable, with respect to not more than 65% of each class of the capital stock or other equity interest of each First-Tier Subsidiary of such Person which is or becomes a Non-Domestic Subsidiary and which is not an Excluded Subsidiary, and (b) shall cause each Subsidiary of such Person which is a Domestic Subsidiary and which is not an Excluded Subsidiary to execute a Guaranty, in the form of Exhibit E hereto, in the case of both (a) and
(b), within ten (10) days after the creation, establishment or acquisition of such Subsidiary or of the date such Subsidiary ceases to be an Excluded Subsidiary and in connection therewith shall deliver or cause to be delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered as to each Subsidiary pursuant to Section 5.01 hereof on the Closing Date, or as the Administrative Agent may request, each in form and substance satisfactory to the Administrative Agent. In no event shall the Company be required to pledge any of the assets of a Subsidiary that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited to the stock of any Subsidiary held directly or indirectly by any such Subsidiary.

         SECTION 6.13. Environmental Laws. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that any of the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by the Company or any Subsidiary of the Company, (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

     SECTION 6.14. Management Letters. Deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver a copy to each Lender), as soon as available, but in any event within seven (7) Business Days of any such letter being issued, a copy of the management letter addressed to the Company by the Company's Auditors.


                                                    ARTICLE VII
                                                NEGATIVE COVENANTS

         The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any of its Domestic Subsidiaries or Non- Domestic Subsidiaries, directly or indirectly, to:

     SECTION 7.01. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

     (a) Indebtedness incurred prior to the date hereof as described in Schedule III attached hereto (which is not described in Section 7.01(b) through 7.01(j) hereof), but not including any renewals or extensions thereof.

     (b) Indebtedness to the Lenders under this Agreement, the Notes or any other Loan Document;

     (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

     (d)  Indebtedness  consisting of guarantees  permitted  pursuant to Section
7.03 hereof;

     (e) subject to Section 7.06 hereof, Subordinated Indebtedness incurred in connection with Acceptable Acquisitions in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

     (f) Indebtedness secured by purchase money liens as permitted under Section 7.02(h) hereof and Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness incurred in any fiscal year of the Company shall not exceed $5,000,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

     (g) Indebtedness with respect to Hedging Agreements entered into by the Company;

                  (h) Indebtedness arising under or with respect to foreign exchange contracts entered into by the Company for the purchase or sale of foreign currency arranged by any Lender for the account of the Company or the Guarantors, provided that such foreign exchange contracts shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;

                  (i) Indebtedness for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary of the Company in accordance with Generally Accepted Accounting Principles;

                  (j) Indebtedness owing by (i) the Company to any Guarantor or
(ii) any Guarantor to the Company or any other Guarantor, to the extent that such Indebtedness is otherwise permitted pursuant to the terms and conditions of this Agreement;

                  (k) purchase money Indebtedness for borrowed money secured solely by mortgages on the Company's real property in an amount not to exceed $15,000,000 in the aggregate at any time outstanding; and

                  (l) other Indebtedness not provided for in Section 7.01(a) through Section 7.01(k) not to exceed $5,000,000 in the aggregate at any one time outstanding; provided such Indebtedness shall be and remain unsecured at all times.

     SECTION 7.02. Liens. Incur, create, make, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

     (a) Liens existing on the date hereof as set forth on Schedule II attached hereto (which are not described in Sections 7.02(b) through 7.02(i) hereof), but not including any renewals or extensions thereof;

     (b) Liens securing Indebtedness described in Section 7.01(i) hereof, provided that no notice of lien has been filed or recorded under the Code;

     (c) carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

     (d) Liens incurred or deposits to secure (i) the non-delinquent performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety, performance and appeal bonds, and (iii) other non-delinquent obligations of similar nature; in each case, incurred in the ordinary course of business;

     (e) any attachment, judgment or similar Lien arising in connection with any court or governmental proceeding provided that the execution or other enforcement of such Lien is effectively stayed within thirty (30) days after the entry thereof;

     (f) easements, rights of way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not interfere in any material respect with the occupation, use and enjoyment by the Company or any Subsidiary of the Company of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

     (g) deposits or pledges required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security laws;

     (h) purchase money Liens for fixed or capital assets acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness permitted pursuant to Section 7.01(f) hereof; provided in each case
(i) no Default or Event of Default shall have occurred and be continuing at the time such Lien is created or shall occur after giving effect to such Lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired;

     (i) Liens in favor of banks or other depository institutions upon property or assets of the Company or any of its Subsidiaries arising under the common law or pursuant to contractual rights of set off; and

     (j) Liens on real property of the Company securing Indebtedness permitted by Section 7.01(k) hereof, provided the Lien is specifically limited to such real property.

         SECTION 7.03. Guaranties. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

                  (a) guaranties executed prior to the date hereof as described on Schedule IV attached hereto (which are not described in Sections 7.03(b) through 7.03(c) hereof), but not including any renewals or extensions thereof;


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     (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business; and

     (c) guaranties of any Indebtedness under this Agreement or any other Loan Document.

         SECTION 7.04. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses, (c) the transfer of Intellectual Property to an IP Subsidiary, (d) a transfer from the Company or any direct or indirect wholly-owned Guarantor to the Company or another direct or indirect wholly-owned Guarantor, (e) an arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose, (f) the sale or disposition of assets in arms length transactions; provided that the aggregate net proceeds of any such sale pursuant to subsections (a) through (f) of this
Section 7.04 shall not exceed $5,000,000, in the aggregate, in any fiscal year, or (g) the transfer permitted under Section 7.08.

         SECTION 7.05. Sales of Receivables. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Subsidiary of the Company, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. Loans and Investments. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiary existing as of the Closing Date or acquired after the date hereof pursuant to an Acceptable Acquisition, provided that the Company has complied with its obligations under Section 6.12 hereof, (b) loans to directors and employees of the Company or any Guarantor in an amount not to exceed $5,000,000 in the aggregate at any time outstanding, (c) Eligible Investments, (d) loans and advances by the Company to any Subsidiary of the Company and loans and advances by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (e) trade credit to customers, provided that such credit is extended in the ordinary course of the business of the Company or such Subsidiary, (f) (i) investments in the Fruit Chips Spanish Joint Venture in an amount not to exceed $500,000 in the aggregate and (ii) investments in other joint ventures in an amount not to exceed $10,000,000 in the aggregate during the term of this Agreement (provided, (A) the documentation governing any such joint venture does not contain restrictions on distributions or dividends to the Company and (B) any such joint venture is engaged in the same line of business conducted by the Company (or the manufacturing of products used in such business)) and (g) Acceptable Acquisitions, provided that (i) not more than six (6) Acceptable Acquisitions may be closed in any 12 month period;
(ii) not more than three (3) of such Acceptable Acquisitions during

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



any such time period each shall have an aggregate consideration (of any kind or description including consideration paid by delivery of promissory notes, by the assumption of liabilities or otherwise) in excess of $10,000,000 to be paid by the Company or any of its Subsidiaries in connection with each such Acceptable Acquisition, and (iii) with respect to each such acquisition, on or before the fifteenth (15th) Business Day prior to the closing of such proposed acquisition, the Company shall have delivered to the Lenders:

          (A) a preliminary or draft report of the Company's Auditor, which report shall set forth the EBITDA of the subject of the proposed acquisition, together with any and all adjustments thereto, provided that the final version of such report of the Company's Auditor, in form and substance satisfactory to the Lenders, shall be delivered to the Lenders on or before the fifth (5th) Business Day prior to the closing of such proposed acquisition;

         (B) a preliminary or draft certificate of the Chief Financial Officer demonstrating compliance with the requirements of clauses (c) and (d) of the definition of "Acceptable Acquisition", each of which shall be in form and substance satisfactory to the Lenders, provided that the final version of the certificate of the Chief Financial Officer, in form and substance satisfactory to the Lenders, shall be delivered to the Lenders on or before the fifth (5th) Business Day prior to the closing of such proposed acquisition;

         (C) financial statements which shall include balance sheets, income statements and statements of cash flows of the Person being acquired,
         (a) in the same form and substance as those required to be delivered by the Company under Sections 6.03(a) and 6.03(b) hereof, to the extent such are available, or (b) if unavailable, in the form relied upon by the Company in connection with such transaction, together with the due diligence report prepared by the Company's Auditors, or another nationally recognized accounting firm, in connection with such transaction, in each case for the previous three (3) fiscal years;

         (D) pro forma balance sheet and income statements of the Company and its Subsidiaries (after giving effect to the proposed Acceptable Acquisition) as of the then most recent fiscal quarter ended demonstrating that upon consummation of such Acceptable Acquisition, the Company will be in compliance with the financial covenants contained in Section 7.13, such eveidence of compliance to be in form and substance reasonably satisfactory to the Lenders;

     (E) copies of the relevant purchase agreement and all schedules thereto;

         (F) evidence satisfactory to the Lenders that the shares or other interest in the Person, or the assets of the Person, which is the subject of the related Acceptable Acquisition are free and clear of all Liens, except those Liens permitted pursuant to Section 7.02, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under federal and state securities laws and regulations generally.


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



Notwithstanding the foregoing, with respect to a proposed acquisition having an aggregate consideration (of any kind or description including consideration paid by delivery of promissory notes, by the assumption of liabilities or otherwise) of less than $10,000,000 (or less than $20,000,000 with respect to acquisitions structured solely as stock for stock acquisitions), the requirements of clause
(g)(iii) above need only be in form and substance satisfactory to the Required Lenders and the Required Lenders shall have the right, in their sole discretion, to waive any of the requirements of such clause.

     SECTION 7.07. Nature of Business. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof (or reasonable extension thereof).

         SECTION 7.08. Transfer of Equity in Hain Europe. Transfer the Company's ownership interest in Hain Europe to any Person, other than a Person who is a direct or indirect wholly-owned Subsidiary of the Company (the "Transferee Subsidiary"), provided that (a) if the Transferee Subsidiary is a Non-Domestic Subsidiary, the Company and/or those Subsidiaries of the Company owning interests in the Transferee Subsidiary shall, immediately following such transfer, execute and deliver to the Administrative Agent a Pledge Agreement with respect to 65% of the capital stock or other equity interest of such Transferee Subsidiary; provided further, that in the event the Transferee Subsidiary is a limited partnership, the Administrative Agent, in its discretion, shall elect the allocation of the 65% interest to be pledged among the general partnership and limited partnership interests, or (b) if such Transferee Subsidiary is a Domestic Subsidiary, then such Domestic Subsidiary shall, immediately following such transfer, execute and deliver to the Administrative Agent a Dutch Pledge Agreement with respect to 65% of the capital stock or other equity interest of Hain Europe. Upon delivery of a Pledge Agreement under (a) or (b) above, the Administrative Agent shall release the lien granted to it pursuant to the Dutch Pledge Agreement executed on the Closing Date.

         SECTION 7.09. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan or any other extension of credit hereunder to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. Accounting Policies and Procedures. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) or the SEC in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

         SECTION 7.12. Limitations on Fundamental Changes, Limitations on Consideration. Except for Acceptable Acquisitions, and except as permitted by Sections 7.04 and 7.08 hereof, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, except with respect to an Acceptable Acquisition, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution. Notwithstanding the foregoing, (a) any Subsidiary of the Company may merge with and into the Company or any Domestic Subsidiary of the Company, (b) any Non-Domestic Subsidiary of the Company may merge with and into another Non-Domestic Subsidiary of the Company, provided, that no Non-Domestic Subsidiary with respect to which the Administrative Agent has received a pledge of stock shall merge with and into another Non- Domestic Subsidiary if 65% of the shares or other ownership interests of the surviving Subsidiary cannot be pledged to the Administrative Agent for the benefit of the Lenders, and (c) the Company may merge with and into a Domestic Subsidiary of the Company in order to effect a change of the state of incorporation of the Company, provided that in each of the above (i) the Company shall notify the Administrative Agent not less than thirty (30) days prior to such event and (ii) the surviving entity shall, if applicable, assume the obligations of the merged entity pursuant to this Agreement or any of the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Administrative Agent.

         SECTION 7.13.              Financial Condition Covenants.

     (a) Consolidated Total Funded Debt to Consolidated EBITDA. Permit, at any time, the ratio of Consolidated Total Funded Debt to Consolidated EBITDA to be greater than 3.00:1.00.

     (b) Interest Coverage Ratio. Permit, at any time, the ratio of Consolidated EBITDA minus (i) Consolidated Maintenance Capital Expenditures and (ii) cash taxes paid to Consolidated Interest Expense to be less than 4.00:1.00.

                  (c) Consolidated Tangible Net Worth. Permit, at any time, the Consolidated Tangible Net Worth to be less than 95% of Consolidated Tangible Net Worth at June 30, 2000 plus 50% of the cumulative Consolidated Net Income (but not less than zero) from July 1, 2000 through the end of the then most recently concluded fiscal quarter, provided, however, there shall be excluded from the determination of cumulative Consolidated Net Income the results of any fiscal quarter for which the Company incurred a Consolidated Net Loss.

     (d) No Cumulative Quarterly Losses. Permit, at any time, a Consolidated Net Loss for two consecutive fiscal quarters.


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



         SECTION 7.14. Subordinated Debt. (i) Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or (ii) amend, supplement or otherwise modify any of the subordinated terms thereof in any way which would materially affect the interests of the Lenders, without the prior written consent of the Required Lenders.

         SECTION 7.15. Dividends. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or in any combination thereof, except dividends paid by a Guarantor to the Company and repurchases by the Company of its common stock on or after the Closing Date for an aggregate purchase price not to exceed $5,000,000.

         SECTION 7.16. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiaries' business (including reasonable and customary fees paid to officers and directors, employees or consultants of the Company or any Subsidiary or their respective affiliates for services rendered thereto consistent with past practices) and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate, (ii) under written arrangements in existence as of the date of this Agreement and described on Schedule 7.16 attached hereto, (iii) transactions exclusively between or among the Company and any direct or indirect wholly-owned Guarantor or exclusively between or among such direct or indirect wholly-owned Guarantors, provided, such transactions are not otherwise prohibited by this Agreement, or
(iv) transactions pursuant to Section 7.04(c) and (d) hereof.

         SECTION 7.17. Negative Pledge. Enter into any agreement, arrangement or understanding with any Person (other than the Lenders pursuant to this Agreement or any of the other Loan Documents) which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired.


                                                   ARTICLE VIII
                                                 EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. In the case of the happening of any of the following events (each an "Event of Default"):

     (a) failure to pay (i) the principal of any Loan as and when due and payable or (ii) interest on any Loan, any reimbursement obligations with respect to a drawing under any Letter of

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



Credit, or any fees under this Agreement, as and when due and payable and, in the case of this subclause (ii) only, such failure shall continue unremedied for a period of three (3) Business Days;

                  (b) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (c) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the extensions of credit hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) default shall be made in the due observance or performance (beyond any applicable grace periods, if any) of any covenant, condition or agreement of the Company or any Subsidiary of the Company to be performed (i) pursuant to Article 6 of this Agreement (other than Section 6.03 and Section 6.04(b) thereof) and, in the case of this subclause (i) only, such default shall continue unremedied for a period of thirty (30) consecutive days or (ii) pursuant to any other provision of this Agreement or any other Loan Document;

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Guarantor in excess of $7,000,000 individually or in the aggregate (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due (beyond any applicable grace period);

                  (f) the Company or any Subsidiary of the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take corporate action for the purpose of effecting any of the foregoing; or the Company, or any Subsidiary of the Company, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Company or any Subsidiary of the Company or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of their property, or (iii) the winding-up or

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



liquidation of the Company or any Subsidiary of the Company and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                  (h) one or more orders, judgments or decrees for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any Subsidiary of the Company which is not covered by insurance and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of sixty (60) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company, any Subsidiary of the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Subsidiary of the Company, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

                  (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Guarantor shall so assert in writing; or

                  (k) any Guarantor shall fail to perform or observe any term or provision of such Guarantor's Guaranty or any representation or warranty made by any Guarantor in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made or deemed made;

                  (l)      a Change of Control shall have occurred.

then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitments and (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit Outstanding and (iii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in Section 8.01(f) or (g) hereof shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit that shall not have expired or presentment for honor shall not have occurred, the Company shall provide the Administrative Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of such Letters of Credit. Such Cash Collateral shall be applied by the Administrative Agent to reimburse the Issuing Lender for drawings under Letters of Credit for which the Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Company or paid to such other party as may legally be entitled to the same.

                                                    ARTICLE IX
                                             THE ADMINISTRATIVE AGENT

         SECTION 9.01. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender, nor is the Administrative Agent acting in a fiduciary capacity of any kind under this Agreement or the other Loan Documents or in respect thereof or in respect of any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company or any Guarantor to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible to any Lender, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.


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



         SECTION 9.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 9.03. Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or of fees to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 9.04. Rights as a Lender. With respect to its Commitment and the Loans made by it, the entity which is the Administrative Agent, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each entity which is the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or its Affiliates, as if it were not acting as the Administrative Agent, and, except to the extent otherwise herein specifically set forth, the Administrative Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

         SECTION 9.05. Indemnification. The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Company under Section
10.03 hereof), ratably in accordance with the aggregate outstanding principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments),

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



for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

         SECTION 9.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, or furnished to the Administrative Agent with counterparts or copies for the Lenders, the Administrative Agent shall not have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of the Administrative Agent or any of its Affiliates.

         SECTION 9.07. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under any other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability (except gross negligence and willful misconduct) and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.08. Resignation of an Agent. Subject to the appointment and acceptance of a successor Agent as provided in this Section 9.08, the Syndication Agent, the Documentation Agent or the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Company provided no Default or Event of Default shall have occurred and then be continuing, and such approval not to be unreasonably withheld, delayed or conditioned, to appoint a successor to such Agent. If no successor shall have been so appointed by the Required Lenders (with the approval of the Company) and shall have accepted such appointment within 30 days after the resigning Agent gives notice of its resignation, then the resigning Agent may, on behalf of the

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Lenders, appoint a successor Agent which shall be a bank of similar standing with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder as of such date. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and
Section 10.03 hereof shall continue in effect for the benefit of such resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

         SECTION 9.09. Sharing of Collateral and Payments. In the event that at any time any Lender shall obtain payment in respect of the Obligations, including any payment received by Fleet National Bank in connection with the enforcement of the Dutch Pledge Agreement, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise, which results in it receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis), then such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan or participation in any Letter of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.


                                                     ARTICLE X
                                                   MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

                  (a)      if to the Administrative Agent, at:

                           Fleet National Bank
                           300 Broad Hollow Road
                           Melville, New York 11747

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          Attention:       Relationship Manager - The Hain Celestial Corporation
          Telecopy:        (631) 547-7815

  With a copy to:

           Farrell Fritz, P.C.
           EAB Plaza, West Tower
           Uniondale, New York 11556
           Attention:       Robert C. Creighton, Esq.
           Telecopy:        (516) 227-0777

  (b)      if to the Company, at:

           The Hain Celestial Group, Inc.
           50 Charles Lindbergh Boulevard
           Uniondale, New York 11553
           Attention:       Gary M. Jacobs
           Telecopy:        (516) 237-6277

  With a copy to:

           Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attention:       Roger Meltzer, Esq.
           Telecopy:        (212) 269-5420

     (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated;

                                                      - and -

                  (d) as to each party at such other address as such party shall have designated (i) if such party is a Lender, by written notice to the Administrative Agent and the Company, (ii) if such party is the Company, by written notice to the Administrative Agent and to each Lender, and (iii) if such party is the Administrative Agent, by written notice to the Company and each Lender, in each case, delivered in accordance with the provisions of this Section 10.01.

         SECTION 10.02. Effectiveness; Survival. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans and the issuance by the Issuing Lender of Letters of Credit,

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



in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section 3.08, Section 3.10, Section 6.13 and Section 10.03 hereof shall, notwithstanding anything herein to the contrary, survive termination of this Agreement and payment of the Obligations.

         SECTION 10.03. Expenses. The Company agrees (a) to indemnify, defend and hold harmless the Administrative Agent, the Issuing Lender and each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and reasonable expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, and (c) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

         SECTION 10.04. Amendments and Waivers. With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders the Administrative Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent or the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Default or Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note or any installment thereof; (b) reduce the rate or extend the time of payment of interest on any Note or any fees payable to the Lenders hereunder; (c) reduce the

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



principal amount of any Note or the amount of any reimbursement due in respect of any Letter of Credit; (d) amend, modify or waive any provision of this
Section 10.04; (e) reduce the percentage specified in the definition of Required Lenders or amend or modify any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder; (f) consent to the assignment or transfer by the Company of any of its rights or obligations under this Agreement; (g) except as expressly permitted pursuant to this Agreement or any other Loan Document release any collateral security granted to the Administrative Agent, if any; (h) release any Guarantor from its Guaranty, or limit any Guarantor's liability with respect to its Guaranty; (i) amend the definition of Acceptable Acquisition; (j) amend the terms of Section 7.06(g)(iii), or (k) permit any Letter of Credit issued hereunder to expire on or after the Revolving Credit Facility A Commitment Termination Date, in each case specified in clauses (a) through (k) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (i) amend, modify, supplement or waive any provision of Article IX with respect to the Administrative Agent without the written consent of the Administrative Agent or (ii) increase the amount of any Lender's Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Notes.

         SECTION 10.05. Successors and Assigns; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of each Lender and any such assignment without such consent shall be null and void.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.10 with respect to its participation in the Commitments and in the Loans and Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the

Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (h) of
Section 10.04.

         (c) Subject to the last sentence of this paragraph (c) any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Administrative Agent, and, so long as no Default or Event of Default shall have occurred and be continuing, the Company (which in each case shall not be unreasonably withheld, delayed or conditioned), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company), and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement arising after such transfer (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.10 and 10.03 for the period prior to the effective date). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, new Notes to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Notes, shall be dated the effective date specified in the Assignment and Acceptance Agreement and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding, (i) no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c), if (x) such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) is in respect of less than $5,000,000 of the Commitments of such transferor Lender or (y) after giving effect to such transfer the amount held by any transferor Lender would be less than $5,000,000 and (ii) each transfer to a Purchasing Lender shall be made in the same pro-rata portion with respect to the Revolving Credit Facility A Commitment and the Revolving Credit Facility B Commitment.

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



         (d) The Administrative Agent shall maintain at its address referred to in Section 10.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

         (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement.

         (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form W-8EC1 or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and the Company) to provide the Administrative Agent, the transferor Lender and the Company a new Form W-8EC1 or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

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



         (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and the other Loan Documents, including any portion of its Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, provided that no such assignment shall release the transferor Lender from its Commitments or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

         SECTION 10.06. No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of any Lender, the Issuing Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 10.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO (i) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT OR (ii) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE.

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



THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO, AND AGREES THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THEY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS AND OTHER EXTENSIONS OF CREDIT.

         SECTION 10.09. Severability. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 10.10. Right of Setoff. The Company and the Guarantors hereby grant to the Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent, the Issuing Lender and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent, the Issuing Lender, any Lender, any Affiliate of such Lender or any entity under the control of FleetBoston Financial Corporation and its successors or assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by the Company), the Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Company or any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing this Agreement. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, EACH LENDER OR ANY AFFILIATE OF EACH LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS AGREEMENT, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH

RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         SECTION 10.11. Confidentiality. The Administrative Agent and each Lender agrees to keep confidential all non-public information, materials and documents furnished by the Company to the Administrative Agent and the Lenders pursuant to this Agreement (the "Confidential Information"). Notwithstanding the foregoing, such party shall be permitted to disclose Confidential Information
(a) to such of its officers, directors, employees, agents, representatives and professional advisors in any of the transactions contemplated by, or the administration of, this Agreement; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (c) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 10.11 by the disclosing party, or (ii) becomes available to such party on a non-confidential basis from a source other than the Company or its Subsidiaries which to such party's knowledge is not prohibited from disclosing such Confidential Information to such party by a contractual or other legal obligation; (d) to the extent the Company or any of its Subsidiaries shall have consented to such disclosure in writing; or (e) to any prospective transferee or participant in connection with any contemplated transfer of the Notes or any interest therein provided such transferee or participant agrees to treat the Confidential Information in a manner consistent with this Section 10.11. Nothing herein shall prohibit the disclosure of Confidential Information in connection with any litigation or where such disclosure is pursuant to applicable laws, regulations, court order or similar legal process; provided, however, in the event that such party is requested or required by law to disclose any of the Confidential Information, such party shall provide the Company with written notice, unless notice is prohibited by law, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over such party.

     SECTION 10.12. Provisions Regarding Syndication Agent and Documentation Agent. The Syndication Agent and the Documentation Agent shall have no duties or responsibilities hereunder.

     SECTION 10.13. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.14. Construction. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Administrative Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, the Administrative Agent, or any Lender.


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     SECTION 10.15. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

         SECTION 10.16. Special Provision with Respect to Dutch Pledge Agreement. The Company, each of the Lenders and the Administrative Agent agree that for purposes of the Dutch Pledge Agreement only, the Company shall undertake (i) to pay to Fleet National Bank, acting in its own capacity and not as agent or trustee ("FNB"), an amount equal to the amount of all Obligations of the Company which are from time to time due and payable to the Agents or the Lenders hereunder or under any other Loan Document at the same time as such Obligations are or shall be due and payable, and (ii) to observe and perform with regard to FNB all other obligations and liabilities of the Company existing or arising under this Agreement and the other Loan Documents in connection therewith (such payment undertaking and the obligations and liabilities of the Company to FNB resulting therefrom, hereinafter, the "Parallel Debt").

         The Parallel Debt shall (i) constitute undertakings, obligations and liabilities of the Company (the "Parallel Debtor") to FNB, which, for purposes of enforcing the Dutch Pledge Agreement only, are separate and independent from, and without prejudice to, the corresponding obligations and liabilities of the Company to the Agents and the Lenders under this Agreement and the other Loan Documents, and (ii) represent FNB's own independent claims to receive payment or performance, as the case may be, of the Parallel Debt from the Parallel Debtor, provided that the total amount which may become due under the Parallel Debt shall not exceed the total amount which may become due under this Agreement or any other Loan Documents.

         Notwithstanding the foregoing, provided that the foregoing payment is not subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application:

                  (a) the total amount due and payable under the Parallel Debt shall be decreased to the extent the Company shall have paid any amounts to the Administrative Agent or the Lenders or any of them to reduce the outstanding Obligations of the Company owing to the Agents or the Lenders under this Agreement or any other Loan Document; and

                  (b) the total amount due and payable under this Agreement and the other Loan Documents shall be decreased to the extent the Parallel Debtor shall have paid any amounts to FNB to reduce the outstanding obligations of the Company under the Parallel Debt, or FNB shall have otherwise received monies in payment of the Parallel Debt, as if said amounts were received directly in payment of the outstanding Obligations of the Company under this Agreement or any other Loan Document.

                                       [the next page is the signature page]














FFDOCS1\292743.13

         IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                             THE HAIN CELESTIAL GROUP, INC.



                             By:____________________________
                                   Name:  Gary M. Jacobs
                                   Title:    Chief Financial Officer

Revolving Credit Facility    FLEET NATIONAL BANK,
-------------------------
A Commitment: $27,187,500    as Administrative Agent,
                             as a Lender, as Swingline Lender and as
                             an Issuing Lender

Revolving Credit Facility
B Commitment: $17,812,500
                             By:
                                ------------------------------------------------
                             Name: Kevin M. Brown
                             Title:   Senior Vice President


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             Fleet National Bank
                             300 Broad Hollow Road
                             Melville, New York 11747
                             Attention:        Relationship Manager -
                                               The Hain Celestial Group, Inc.
                             Telephone:        (631) 547-7833
                             Telecopy:         (631) 547-7815

                             Address for Notices:

                             Fleet National Bank
                             300 Broad Hollow Road
                             Melville, New York 11747
                             Attention:        Relationship Manager -
                                               The Hain Celestial Group, Inc.
                             Telephone:        (631) 547-7833
                             Telecopy:         (631) 547-7815

Revolving Credit Facility    SUNTRUST BANK,
A Commitment: $21,145,833    as Syndication Agent and
------------
                             as a Lender

Revolving Credit Facility
B Commitment: $13,854,167
                             By:
                                -----------------------------------------------
                             Name:
                             Title:


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             SunTrust Bank
                             25 Park Place
                             MC 1941
                             Atlanta, Georgia 30302
                             Attention:        Robert Matthews
                             Telephone:        (404) 588-8038
                             Telecopy:         (404) 230-1940

                             Address for Notices:

                             SunTrust Bank
                             303 Peachtree Street, NE
                             3rd Floor
                             Atlanta, Georgia 30308
                             Attention:        Michael Pugsley
                             Telephone:        (404) 724-3635
                             Telecopy:         (404) 230-5305

Revolving Credit Facility    HSBC BANK USA,
A Commitment: $21,145,833    as Documentation Agent and
------------
                             as a Lender

Revolving Credit Facility
B Commitment: $13,854,167
                             By:
                                -----------------------------------------------
                             Name:  Gary Sarro
                             Title:    Vice President


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             HSBC Bank USA
                             534 Broad Hollow Road
                             Melville, New York 11747
                             Attention:        Gary Sarro, Vice President
                             Telephone:        (631) 752-4367
                             Telecopy:         (631) 752-4340

                             Address for Notices:

                             HSBC Bank USA
                             534 Broad Hollow Road
                             Melville, New York 11747
                             Attention:        Gary Sarro, Vice President
                             Telephone:        (631) 752-4367
                             Telecopy:         (631) 752-4340

Revolving Credit Facility    FIRST PIONEER FARM CREDIT, ACA,
-------------------------
A Commitment: $18,125,000    as a Lender

Revolving Credit Facility
B Commitment: $11,875,000
                             By:
                                -----------------------------------------------
                             Name: James M. Papai
                             Title:   Vice President


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             First Pioneer Farm Credit, ACA
                             174 South Road
                             Enfield, Connecticut 06082
                             Attention:        James D. Miller, Senior
                                               Vice President - Finance
                             Telephone:        (860) 741-4380
                             Telecopy:         (860) 253-5565

                             Address for Notices:

                             First Pioneer Farm Credit, ACA
                             174 South Road
                             Enfield, Connecticut 06082
                             Attention:        James M. Papai, Vice President
                             Telephone:        (860) 741-4380
                             Telecopy:         (860) 253-5565

Revolving Credit Facility    THE BANK OF NEW YORK,
-------------------------
A Commitment: $9,062,500     as a Lender

Revolving Credit Facility
B Commitment: $5,937,500
                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             The Bank of New York
                             1401 Franklin Avenue
                             Garden City, New York 11530
                             Attention:        Edward P. Nallan
                             Telephone:        (516) 294-2269
                             Telecopy:         (516) 294-2055

                             Address for Notices:

                             The Bank of New York
                             1401 Franklin Avenue
                             Garden City, New York 11530
                             Attention:        Edward P. Nallan
                             Telephone:        (516) 294-2269
                             Telecopy:         (516) 294-2055

Revolving Credit Facility    KEYBANK NATIONAL ASSOCIATION,
-------------------------
A Commitment: $15,104,167    as a Lender and as an Issuing Lender
------------

Revolving Credit Facility
B Commitment: $9,895,833
                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             KeyBank National Association
                             4910 Tiederman Road
                             Brooklyn, Ohio 44144
                             Attention:        Donna Gilchrist
                             Telephone:        (216) 813-1259
                             Telecopy:         (216) 813-7393

                             Address for Notices:

                             KeyBank National Association
                             711 Westchester Avenue
                             White Plains, New York 10604
                             Attention:        Brendan Sachtjen, Senior
                                               Vice President
                             Telephone:        (914) 681-8301
                             Telecopy:         (914) 681-8350

Revolving Credit Facility    EUROPEAN AMERICAN BANK,
A Commitment: $9,062,500     as a Lender

Revolving Credit Facility
B Commitment: $5,937,500
                             By:
                                ------------------------------------------------
                             Name: Peter J. McGovern
                             Title:   Vice President


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             European American Bank
                             335 Madison Avenue
                             New York, New York 10017
                             Attention:        Kristen Burke
                             Telephone:        (212) 503-2862
                             Telecopy:         (212) 503-2667

                             Address for Notices:

                             European American Bank
                             335 Madison Avenue
                             New York, New York 10017
                             Attention:        Kelly Miller
                             Telephone:        (212) 503-2920
                             Telecopy:         (212) 503-2667

Revolving Credit Facility    NATIONAL CITY BANK OF OHIO,
-------------------------
A Commitment: $9,062,500     as a Lender

Revolving Credit Facility
B Commitment: $5,937,500
                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             National City Bank
                             1 South Broad Street
                             Philadelphia, Pennsylvania 19107
                             Attention:        Marissa Paino / Tara Handforth
                             Telephone:        (267) 256-4154 / (267) 256-4044
                             Telecopy:         (267) 256-4001

                             Address for Notices:

                             National City Bank
                             1 South Broad Street
                             Philadelphia, Pennsylvania 19107
                             Attention:        Marissa Paino / Tara Handforth
                             Telephone:        (267) 256-4154 / (267) 256-4044
                             Telecopy:         (267) 256-4001

Revolving Credit Facility    KBC BANK N.V.,
A Commitment: $6,041,667     as a Lender

Revolving Credit Facility
B Commitment: $3,958,333
                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                             Lending Office for Base Rate Loans:

                             KBC Bank N.V., New York Branch
                             125 West 55th Street
                             New York, New York 10019
                             Attention:        Rose Pagan
                             Telephone:        (212) 541-0657
                             Telecopy:         (212) 956-5581


                             Lending Office for Adjusted Libor Loans:

                             KBC Bank N.V., Grand Cayman Branch
                             125 West 55th Street
                             New York, New York 10019
                             Attention:        Rose Pagan
                             Telephone:        (212) 541-0657
                             Telecopy:         (212) 956-5581

                             Address for Notices:

                             KBC Bank N.V.
                             125 West 55th Street
                             New York, New York 10019
                             Attention:        Robert Surdam
                             Telephone:        (212) 541-0704
                             Telecopy:         (212) 541-0793

Revolving Credit Facility    COBANK, ACB,
A Commitment: $6,041,667     as a Lender

Revolving Credit Facility
B Commitment: $3,958,333
                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             CoBank, ACB
                             5500 S. Quebec Street
                             Greenwood Village, Colorado 80111
                             Attention:        Darla Moran
                             Telephone:        (303) 740-4033
                             Telecopy:         (303) 740-4021

                             Address for Notices:

                             CoBank, ACB
                             5500 S. Quebec Street
                             Greenwood Village, Colorado 80111
                             Attention:        Brian Klatt, Vice President
                             Telephone:        (303) 740-6511
                             Telecopy:         (303) 694-5830

Revolving Credit Facility    BANK LEUMI USA,
A Commitment: $3,020,833     as a Lender

Revolving Credit Facility
B Commitment: $1,979,167
                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                             Lending Office for Base Rate Loans and for
                             Adjusted Libor Loans:

                             Bank Leumi USA
                             579 Fifth Avenue
                             New York, New York 10017
                             Attention:        Joung Hee Hong
                             Telephone:        (212) 407-4469
                             Telecopy:         (212) 407-4317

                             Address for Notices:

                             Bank Leumi USA
                             579 Fifth Avenue
                             New York, New York 10017
                             Attention:        Joung Hee Hong
                             Telephone:        (212) 407-4469
                             Telecopy:         (212) 407-4317

                                   SCHEDULE I




                           Subsidiaries and Affiliates



Name of Entity          State of                   Owners of Shares or Interests
                        Incorporation              Names and Percentages
                        or Formation               of Shares Owned

                                   SCHEDULE II



                                 Existing Liens

                                  SCHEDULE III



                              Existing Indebtedness

                                   SCHEDULE IV



                               Existing Guarantees

                                   SCHEDULE V



                               Credit Arrangements

                                   SCHEDULE VI


                           Existing Letters of Credit


Type       Face Amount               Issuance Date              Expiration Date

                                SCHEDULE 4.06(a)

                                  SCHEDULE 4.08

                                  SCHEDULE 7.16

















FFDOCS1\292743.13

     EXHIBIT A



                        REVOLVING CREDIT FACILITY A NOTE


$________________ Nassau County, New York
                                                               March ___, 2001

                  FOR VALUE RECEIVED, THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the "Company"), promises to pay to the order of [_______________________] (the "Lender"), on or before the Revolving Credit Facility A Commitment Termination Date, the principal amount of [_____________________] DOLLARS ($______________), or, if less, the unpaid principal amount of all Revolving Credit Facility A Loans made by the Lender to the Company under the Credit Agreement referred to below.

                           The Company promises to pay interest on the unpaid
principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

                  This Note is one of the "Revolving Credit Facility A Notes" referred to in the Credit Agreement, dated as of March 29, 2001, by and among the Company, Fleet National Bank, as Administrative Agent , SunTrust Bank, as Syndication Agent, HSBC Bank USA, as Documentation Agent, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Facility A Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Facility A Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility A Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Credit Facility A Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Facility A Loans made by the Lender in accordance with the terms of this Note.

                  This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet National Bank, as Administrative Agent for the Lenders under the Credit Agreement, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                            THE HAIN CELESTIAL GROUP, INC.


                                            By:__________________________
                                            Name:
                                            Title:

                                    SCHEDULE


Date   Principal   Type                      Applicable     Amount of   Notation
 of    Amount of    of     Interest Interest Principal      Made
Loan   Loan        Loan    Rate              Period   Paid          By
----   ----------- ----    ---------         -------- ------------  ---------

                                    EXHIBIT B



                        REVOLVING CREDIT FACILITY B NOTE


$________________ Nassau County, New York
                                                                March ___, 2001

                  FOR VALUE RECEIVED, THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the "Company"), promises to pay to the order of [_______________________] (the "Lender"), on or before the Revolving Credit Facility B Commitment Termination Date, the principal amount of [_____________________] DOLLARS ($______________), or, if less, the unpaid principal amount of all Revolving Credit Facility B Loans made by the Lender to the Company under the Credit Agreement referred to below.

                           The Company promises to pay interest on the unpaid
principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

                  This Note is one of the "Revolving Credit Facility B Notes" referred to in the Credit Agreement, dated as of March 29, 2001, by and among the Company, Fleet National Bank, as Administrative Agent, SunTrust Bank, as Syndication Agent, HSBC Bank USA, as Documentation Agent, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Facility B Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Facility B Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility B Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Credit Facility B Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Facility B Loans made by the Lender in accordance with the terms of this Note.

                  This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet National Bank, as Administrative Agent for the Lenders under the Credit Agreement, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                            THE HAIN CELESTIAL GROUP, INC.


                                            By:__________________________
                                            Name:
                                            Title:

                                   [PG NUMBER]

                                    SCHEDULE


Date Principal   Type                      Applicable      Amount of   Notation
 of  Amount of    of     Interest Interest Principal       Made
Loan Loan        Loan    Rate              Period   Paid           By
---- ----------- ----    ---------         -------- -------------  --------

                                    EXHIBIT C

                                 SWINGLINE NOTE

$5,000,000        Nassau County, New York
                                                       March ___, 2001

                  FOR VALUE RECEIVED, THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the "Company"), promises to pay to the order of FLEET NATIONAL BANK (the "Lender"), on or before the Revolving Credit Facility A Commitment Termination Date, the principal amount of FIVE MILLION DOLLARS ($5,000,000) or, if less, the unpaid principal amount of all Swingline Loans made by the Lender to the Company under the Credit Agreement referred to below.

                           The Company promises to pay interest on the unpaid
principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

                  This Note is the "Swingline Note" referred to in the Credit Agreement, dated as of March 29, 2001, by and among the Company, Fleet National Bank, as Administrative Agent, SunTrust Bank , as Syndication Agent, HSBC Bank USA, as Documentation Agent, and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Swingline Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Swingline Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Swingline Loans made by the Lender in accordance with the terms of this Note.

                  This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet National Bank, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                  The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                            THE HAIN CELESTIAL GROUP, INC.


                                            By:__________________________
                                            Name:
                                            Title:

                                   [PG NUMBER]

                                    SCHEDULE


Date  Principal   Type              Applicable        Amount of        Notation
 of   Amount of    of     Interest   Interest          Principal         Made
Loan  Loan        Loan      Rate      Period             Paid             By
----  ---------   ----      ----    ----------        ----------       ---------

                                    EXHIBIT D






                                   [RESERVED]

                                    EXHIBIT E


                                    GUARANTY

         THIS GUARANTY is entered into as of the ____ day of March, 2001, by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors") in favor of and for the benefit of the Administrative Agent and the Lenders, as defined in the Credit Agreement referred to below.

                                    RECITALS

         A. Pursuant to a Credit Agreement, dated as of March 29, 2001, by and among The Hain Celestial Group, Inc. (the "Company"), Fleet National Bank, as Administrative Agent, SunTrust Bank, as Syndication Agent, HSBC Bank USA, as Documentation Agent, and the various Lenders as are or may from time to time become parties thereto (as the same may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), the Company will receive Loans and other financial accommodations from the Agents and Lenders and will incur Obligations.
         B. The Guarantors, being members of a group of entities affiliated with the Company and being engaged in related businesses will receive direct and indirect benefits from such Loans and other financial accommodations.

         C. Each Guarantor wishes to grant the Agents and Lenders security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

         Accordingly, each Guarantor hereby agrees as follows:

         1.       Guaranty.

                  (a) Each Guarantor, jointly and severally, absolutely, unconditionally and irrevocably guarantees to the Agents and the Lenders the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Agents or the Lenders under the Credit Agreement (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or any other Person or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement, the Notes or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable to duly and punctually pay any of the Guaranteed Obligations (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

                  (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if the Credit Agreement, such Note or such other Loan Document had not been so rejected.

                  (c) Each Guarantor shall pay all costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement, any Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

                  (d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Agents or the Lenders on any Obligation or Guaranteed Obligation, as applicable, is rescinded, recovered from or repaid by the Agents or the Lenders, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, or otherwise, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

                  (e) If any Event of Default shall have occurred and be continuing, the Agents, the Lenders, and any Affiliate of any Agent or any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agents or the Lenders, or any Affiliate of an Agent or a Lender, to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not any Agent or any Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this Section 1(e) are in addition to other rights and remedies (including other rights of set off) which the Agent and the Lenders may have.

         2.       Guaranty Continuing, Absolute, Unlimited.

                  The obligations of each Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor or the Company may have against any Agent, any Lender or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or the Letters of Credit or any part thereof; (b) any failure on the part of the Company to perform or comply with the Credit Agreement, any Note or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid, whether or not any Agent, any Lender, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Company's respective assets and properties; (h) any act, omission or breach on the part of any Agent or any Lender under the Credit Agreement, any Note or any other Loan Document or any other agreement at any time existing between any Agent, any Lender and the Company or any law, governmental regulation or other agreement applicable to any Agent, any Lender or any Loan; (i) any claim as a result of any other dealings among any Agent, any Lender, any Guarantor or the Company; (j) the assignment of this Guaranty, the Credit Agreement, any Note or any other Loan Document by any Agent or any Lender to any other Person; (k) any change in the name of any Agent, any Lender, the Company or any other Person referred to herein; or (l) the release of any other Guarantor from any of its obligations hereunder.

         3.       Waiver.

                  Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in
Section 2 hereof, except as expressly provided herein; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, any Note or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Agents or the Lenders to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in any Agent's or any Lender's power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

                  The Agents and the Lenders may, at their election, exercise any right or remedy they may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Agents or the Lenders or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Agents and the Lenders for the Guaranteed Obligations.

                  Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that neither the Agents nor the Lenders shall have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that neither the Agents nor the Lenders have made any representations to any Guarantor concerning the financial condition of the Company.

         4.       Representations and Covenants of each Guarantor.

                  (a) The representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate and are applicable to a Guarantor, are true and correct in all material respects as of the date hereof and the Agents and the Lenders are entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

                  (b) Each Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate and are applicable to such Guarantor, and the Agents and the Lenders are entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

         5.       Payments.

                  Each payment by each Guarantor to the Agents and the Lenders under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.

         6.       Parties.

                  This Guaranty shall inure to the benefit of the Agents, the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Agents and the Lenders and any delegation of such duties without such consent shall be null and void.

         7.       Notices.

                  Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address (provided that the failure to give a copy of such notice shall not cause any such notice to be ineffective):

   )      if to the Agents and/or the Lenders,

          Fleet National Bank, as Administrative Agent
          300 Broad Hollow Road
          Melville, New York 11747
          Attention:       Relationship Manager - The Hain Celestial Group, Inc.
          Telecopy:        (631) 547-7815

          With a copy to:

          Farrell Fritz, P.C.
          EAB Plaza, West Tower
          Uniondale, New York 11556
          Attention: Robert C. Creighton, Esq.
          Telecopy: (516) 227-0777


   )      if to a Guarantor,

          c/o The Hain Celestial Group, Inc.
          50 Charles Lindbergh Boulevard
          Uniondale, New York 11553
          Attention:       Gary M. Jacobs
          Telecopy:        (516) 237-5420

          With a copy to:

          Cahill Gordon & Reindel
          80 Pine Street
          New York, New York 10005
          Attention: Roger Meltzer, Esq.
          Telecopy: (212) 269-5420

                  (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

         8.       Remedies.
                  --------

                  Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

         9.       Rights to Deal with the Company.

                  At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Agents and the Lenders may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting any Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Agents and the Lenders may deem advisable.

         10.      Subrogation.

                  (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Agents and the Lenders against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

                  (b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Agents and the Lenders.

                  (c) Notwithstanding anything to the contrary contained in this
Section 10, no Guarantor shall be subrogated to the rights of the Agents and the Lenders against the Company until all of the Obligations of the Company have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) hereof until the Agents and the Lenders are indefeasibly paid in full.

         11.      Survival of Representations, Warranties, etc.

                  All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Agents and the Lenders and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

         12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAW. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (I) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A MANDATORY OR COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK STATE LAW, AS APPLICABLE. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE AGENTS, THE LENDERS AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT AS PROHIBITED BY LAW, THE GUARANTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

         13.      Miscellaneous.

                  (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

                  (b) This Guaranty is the joint and several obligation of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute this Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or unenforceable.

                  (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

                  (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by a written agreement executed by each Guarantor and by the Administrative Agent (acting with the consent of the Required Lenders or all Lenders, as applicable under the Credit Agreement).

     (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

                  (f) No delay or omission by an Agent or a Lender in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.


         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.


                                         CELESTIAL SEASONINGS, INC.
                                         ARROWHEAD MILLS, INC.
                                         KINERET FOODS CORPORATION
                                         WESTBRAE NATURAL, INC.
                                         HAIN PURE FOOD CO., INC.
                                         NATURAL NUTRITION GROUP, INC.
                                         LITTLE BEAR ORGANIC FOODS, INC.
                                         WESTBRAE NATURAL FOODS, INC.
                                         HEALTH VALLEY COMPANY
                                         AMI OPERATING, INC.
                                         DEBOLES NUTRITIONAL FOODS, INC.
                                         DANA ALEXANDER, INC.
                                         MOUNTAIN CHAI COMPANY


                                         By:_______________________________
                                         Name:
                                         Title:

         EXHIBIT F


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


                            Dated __________________


         Reference is hereby made to the Credit Agreement dated as of March ___, 2001 (as amended, restated, modified or supplemented from time to time the "Credit Agreement") by and among THE HAIN CELESTIAL GROUP, INC., a New York corporation (the "Company"), the lenders signatory thereto (collectively, the "Lenders"), FLEET NATIONAL BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), SUNTRUST BANK, as Syndication Agent, and HSBC BANK USA, as Documentation Agent. Capitalized terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     ________________________________, a _________________ (the "Assignor"), and
_________________________________,  a _________________ (the "Assignee"),  agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse, and without representation or warranty except as expressly set forth herein, and the Assignee hereby irrevocably purchases and assumes from the Assignor, a ____% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in each of the Assignor's Commitments as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date, the Revolving Credit Facility A Note and the Revolving Credit Facility B Note held by the Assignor and the participations in Letters of Credit held by the Assignor on the Effective Date).

     + 2. The Assignor: (i) represents and warrants that as of the date hereof its Revolving Credit Facility A Commitment (without giving effect to assignments thereof that have not yet become effective) is $___________, and the aggregate outstanding principal amount of the Revolving Credit Facility A Loans owing to it (without giving effect to assignments thereof that have not yet become effective) is $___________; (ii) represents and warrants that as of the date hereof its Revolving Credit Facility B Commitment (without giving effect to assignments thereof that have not yet become effective) is $_________, and the aggregate outstanding principal amount of Revolving Credit Facility B Loans owing to it (without giving effect to the assignments thereof that have not yet become effective) is $_________; (iii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iv) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with, or as to the validity or enforceability of, the Credit Agreement or any other instrument or document furnished pursuant thereto; (v) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any direct or indirect Subsidiary of the Company or the performance or observance by the Company or any direct or indirect Subsidiary of the Company of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto or the enforceability of any such agreement, instrument or document; and (vi) attaches the Revolving Credit Facility A Note and the Revolving Credit Facility B Note referred to in paragraph 1 above and requests that the Administrative Agent exchange such notes for a Revolving Credit Facility A Note and a Revolving Credit Facility B Note each dated the Effective Date in the principal amounts of $________ and $________, respectively, payable to the order of the Assignee and a Revolving Credit Facility A Note and a Revolving Credit Facility B Note each dated the Effective Date in the principal amounts of $___________ and $___________, respectively, payable to the order of the Assignor.

         3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as its agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its addresses for Base Rate Loans and Adjusted Libor Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date") which shall not be earlier than five Business Days after the acceptance and recording by the Administrative Agent of the executed Assignment and Acceptance. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent and, provided that no Default or Event of Default has occurred and is then continuing under the Credit Agreement, the Borrower, and accompanied by the fee payable to the Administrative Agent as referred to in Section 10.05(c) of the Credit Agreement.

         5. Upon such acceptances, as of the Effective Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except Sections 3.07, 3.08, 3.10 and 10.03 of the Credit Agreement for the period prior to the Effective Date) and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its rules pertaining to conflicts of laws.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date first set forth above.

                               [NAME OF ASSIGNOR]


                               By: _______________________________
                                    Title


                               [NAME OF ASSIGNEE]


                               By: _______________________________
                                    Title


                               Lending Office for Base Rate Loans:

                                        ===========================
                                        ---------------------------

                               Lending Office for Adjusted Libor
Loans:

                                        ===========================
                                        ---------------------------
             Attention:

                               Address for Notices:
                                        ===========================
                                        ---------------------------
Attention:

                                  Telecopy No.:




Accepted this _____ day
of _______________, 200_


FLEET NATIONAL BANK, as Administrative Agent


By: _________________________________
Name:
Title:

THE HAIN CELESTIAL GROUP, INC.


By: _________________________________
Name:
Title:

                                   EXHIBIT G-1


         [LETTERHEAD OF COUNSEL TO THE
                           COMPANY AND THE GUARANTORS]




                                 March ___, 2001


Fleet National Bank,
  as Administrative Agent and as a Lender
300 Broad Hollow Road
Melville, New York  11747

==========================
--------------------------

==========================
--------------------------

==========================
--------------------------

==========================
--------------------------

==========================
--------------------------

Ladies and Gentlemen:

     We have acted as counsel to The Hain Celestial Group, Inc. (the "Company"), a Delaware corporation, and to Celestial Seasonings, Inc., a Delaware corporation, Arrowhead Mills, Inc., a Delaware corporation, Kineret Foods Corp., a New York corporation, Westbrae Natural, Inc., a Delaware corporation, Hain Pure Food Co., Inc., a California corporation, Natural Nutrition Group, Inc., a Delaware Corporation, Little Bear Organic Foods, Inc., a California corporation, Westbrae Natural Foods, Inc., a California corporation, Health Valley Company, a Delaware corporation, AMI Operating, Inc. a Texas corporation, DeBoles Nutritional Foods, Inc., a New York corporation, Dana Alexander, Inc., a New York corporation, and Mountain Chai Company, a Colorado corporation (collectively, the "Guarantors") in connection with the Credit Agreement (the "Agreement") dated the date hereof among the Company, Fleet National Bank, ("Fleet") as Administrative Agent, __________________ as Syndication Agent, ___________________ as Documentation Agent and the Lenders party thereto, pursuant to which the Lenders have agreed to extend credit to the Company in the aggregate principal amount of $250,000,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         In acting as such counsel, we have examined:

         (a)      a counterpart of the Agreement executed by the Company;

         (b) the Revolving Credit Facility A Notes, the Revolving Credit Facility B Notes [and the Term Loan Notes] each executed by the Company in favor of each Lender;

     (c) the Swingline Note, executed by the Company in favor of Fleet; and

         (d)      a counterpart of the Guaranty executed by each Guarantor.

The documents referred to in items (a) through (d) above are hereinafter referred to collectively as the "Loan Documents".

         We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Company and each Guarantor and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion with respect to the Company and the Guarantors that,

         1. The Company and the Guarantors are each a corporation validly existing and in good standing under the laws of the jurisdiction of their incorporation and in good standing in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and each has the corporate power and authority to own its assets and to transact the business in which it is now engaged.

         2. The Company and the Guarantors each have the requisite corporate power and authority to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate action.

         3. The Loan Documents to which the Company or the Guarantors are a party constitute the legal, valid and binding obligation of the Company and the Guarantors (to the extent they are a party thereto) enforceable against the Company and each Guarantor, as the case may be, in accordance with their respective terms subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

         4. Neither the execution and delivery by the Company and the Guarantors of the Loan Documents to which they are a party nor the performance by the Company or the Guarantors of their respective obligations under the Loan Documents, will (a) violate any law, rule or regulation or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon the Company or any Guarantor, (b) contravene the Certificate of Incorporation or By-Laws of the Company or any Guarantor or result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which the Company or any Guarantor is bound of which we are aware, or, to our knowledge, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or any Guarantor, or (c) require the consent, license, approval or authorization of any governmental or public body or authority.

     5. Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by the Company or any Guarantor for the valid execution, delivery and performance of the Loan Documents to which they are a party.

         7. Assuming the proceeds of the Loans are used for the purposes set forth in Section 3.02 of the Credit Agreement, the making of the Loans contemplated therein and the application of the proceeds thereof will not violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

         8. To the best of our knowledge there are no actions, suits or proceedings against any of the Company or any Guarantor, pending or threatened against the Company or any Guarantor, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any Loan Document or which, if adversely determined, would impair the ability of the Company or any Guarantor to perform their respective obligations under the Loan Documents to which they are a party.


                                                     Very truly yours,

                                    EXHIBIT H

                                     FORM OF
                         U.S. TAX COMPLIANCE CERTIFICATE

         Reference is made to the Credit Agreement (the "Credit Agreement"), dated as of March ___, 2001, among THE HAIN CELESTIAL GROUP, INC. (the "Company"), the financial institutions from time to time parties thereto (the "Lenders"), FLEET NATIONAL BANK, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, SUNTRUST BANK, as Syndication Agent, and HSBC BANK USA, as Documentation Agent.

         The undersigned hereby certifies to the Administrative Agent and to the Company that:

     (1) The undersigned is the beneficial owner of the Notes registered in its name;

     (2) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"));

     (3) The undersigned is not a "10-percent shareholder" (as such term is used in Section 881(c)(3)(B) of the Code);

     (4) The income from the Notes held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

     (5) The undersigned is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the Company;

         (6) The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this clause (6), the "United States"), (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and
         (7)      The undersigned is not a natural person.

         We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall so inform the Company in writing within thirty days of such change and (b) the undersigned shall furnish the Company with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company to the undersigned, or in either of the two calendar years preceding such payment.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                            [NAME OF LENDER]


                                            By:____________________________
                                            Title:___________________________

                                            [ADDRESS]

Dated:__________ __, 2001.

                                   [PG NUMBER]

                                   EXHIBIT I-1


                            COMPANY PLEDGE AGREEMENT

         PLEDGE AGREEMENT (the "Agreement") dated as of March _____, 2001 by and between THE HAIN CELESTIAL GROUP, INC., a Delaware corporation (the "Pledgor"), and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, having an office at 300 Broad Hollow Road, Melville, New York 11747 as Administrative Agent for the ratable benefit of the Lenders as those terms are defined in the Credit Agreement referred to below (in such capacity, the "Pledgee").

                                    RECITALS

         A. The Pledgor and the Pledgee, as Administrative Agent, SunTrust Bank, as Syndication Agent, HSBC Bank USA, as Documentation Agent, and the Lenders party thereto, have entered into a Credit Agreement dated as of March 29, 2001 (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Pledgor will receive Loans and other financial accommodations from the Lenders and will incur Obligations.

         B. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock or membership or other equity interests of each Non-Domestic Subsidiary of the Pledgor listed on Schedule A annexed hereto (each a "Pledged Company" and collectively, the "Pledged Companies") as indicated on such Schedule A.

         C. In order to induce the Lenders to extend credit to the Pledgor on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee for the ratable benefit of the Lenders security and assurance in order to secure the payment and performance of all Obligations, and to that effect to pledge to the Pledgee for the ratable benefit of the Lenders 65% of all of the issued and outstanding capital stock of the Pledged Companies (the "Pledged Shares") and 65% of all of the issued and outstanding membership, partnership or other equity interests in the Pledged Companies (the "Pledged Rights", together with the Pledged Shares, collectively, the "Pledged Interests") including, without limitation, the Pledged Interests listed opposite the name of the Pledgor as more particularly described on Schedule A and, with respect to the Pledged Shares, as represented by the stock certificates referenced thereon.

         Accordingly, the parties hereto agree as follows:

         1. Security Interest. As security for the Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee for the ratable benefit of the Lenders and creates in the Pledgee for the ratable benefit of the Lenders a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Interests, together with all rights and privileges of the Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Interests in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral"). The Pledgor has delivered to the Pledgee, with respect to the Pledged Shares existing on the date hereof which are evidenced by certificates, certificates evidencing such Pledged Shares, together with undated stock powers or other similar instruments duly executed in blank by the Pledgor.

         2. Stock Dividends, Options, or Other Adjustments. The Pledgee shall receive, as Collateral, any and all additional shares of stock, membership interests or any other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a) hereof. If any additional shares of capital stock, instruments, or other property in respect of the Pledged Interests against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall hold or control in trust for the Pledgee and the Lenders and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

         3. Delivery of Share Certificates; Stock Powers; Documents. The Pledgor agrees to deliver all share certificates, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may reasonably request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders and further agrees to do and cause to be done, upon the Pledgee's request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders. The Pledgor further agrees to promptly deliver to the Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated stock power or other similar instrument duly executed by the Pledgor in blank, provided that, the Pledgor shall not be required to pledge any portion of any Pledged Interest in any Pledged Company which when aggregated with all of the other Pledged Interests in such Pledged Company pledged to the Pledgee pursuant to this or any other Pledge Agreement would exceed 65% of the Pledged Interests in such Pledged Company entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (on a fully diluted basis) pledged to the Pledgee under this Agreement and such other Pledge Agreements; provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by the Pledgor of any additional Pledged Interests in excess of 65% under this Agreement and any other Pledge Agreement would not result in an increase in the aggregate net consolidated tax liabilities of the Pledgor and such Pledged Company, then promptly after the change in such laws, all such additional Pledged Interests shall be so pledged under this Agreement or such other Pledge Agreement, as applicable. In no event shall the Pledgor be required to pledge any of the assets of any Subsidiary of the Pledgor that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited to the stock of any Subsidiary of the Pledgor held directly or indirectly by any such Subsidiary. If at any time the Pledgee notifies the Pledgor that additional stock powers or other similar instruments endorsed in blank with respect to the Collateral are required, the Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

         4. Power of Attorney. The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing, to affix to certificates and documents representing the Collateral the stock power or other similar instruments delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's and the Lenders' interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. Subject to Section 11 hereof, this power of attorney shall be irrevocable as one coupled with an interest.

     5. Inducing Representations of the Pledgor. The Pledgor makes the following representations and warranties to the Pledgee; each and all of which shall survive the execution and delivery of this Agreement:

                  (a) The information concerning the Pledged Companies and the Pledgor's beneficial ownership of the Pledged Interests thereof that is contained in Schedule A is correct in all material respects on the date hereof.

                  (b) The Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Interests pledged by the Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement and Permitted Liens, and has the corporate right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.

                  (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Interests pledged by the Pledgor.

                  (d) The Pledged Shares pledged by the Pledgor have been validly issued, are fully paid and non-assessable and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control.

                  (e) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected except those consents, approvals, authorizations, designations or filings which the failure to receive could not reasonably be expected to have a Material Adverse Effect.

                  (f) The execution and delivery of this Agreement by the Pledgor, and the performance by the Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject except any violation which could not reasonably be expected to have a Material Adverse Effect.

                  (g) The Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an undated assignment or assignments in blank sufficient to transfer title thereto. There are neither any instruments or certificates evidencing the Pledged Rights nor registration books in which ownership of the Pledged Rights are recorded.

     6. Obligations of the Pledgor. The Pledgor hereby covenants and agrees with the Pledgee as follows:

                  (a) The Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement and Permitted Liens) during the term of the pledge established hereby.

                  (b) The Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's and the Lenders' rights, interests and remedies created by, provided in, or emanating from, this Agreement.

     7. Rights of the Pledgor. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

                  (a) The Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral.

                  (b) The Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. The Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may request.

                  (c) The Pledgee will execute and deliver to the Pledgor all proxies, powers of attorney or other instruments as the Pledgor may reasonably request, at the Pledgor's cost, for purposes of effecting the voting rights or right to receive dividends and distributions set forth in clauses (a) and (b) of this Section 7, provided that the Pledgor shall supply such appropriate forms to the Pledgee.

     8. Rights of the Pledgee. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

                  (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

                  (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner and order as the Pledgee may decide in its sole discretion.

                  (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

                  (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys' fees and disbursements) in connection therewith shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Base Rate or (ii) added to the Obligations secured hereby.

     9. Event of Default; Remedies. Upon the occurrence and continuance of an Event of Default:

                  (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held, provided that any such sale shall be made in a commercially reasonably manner. The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor, postage prepaid, at least ten (10) days before any such disposition, to the address indicated in Section 13(c) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee and each Lender to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

                  (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

                  (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Obligations in the manner provided in Section 10 hereof, as and when such payments are received.

                  (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

                  (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

                  (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon ten (10) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee and the Lenders shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

         10.      Disposition of Proceeds.
                  -----------------------

     (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                           (i) to the payment in full of the costs and expenses
                  of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

                           (ii)     to the payment of the Obligations; and

                           (iii) to the payment to the Pledgor of any surplus
                  then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

                  (b) In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

         11. Termination. This Agreement shall continue in full force and effect until all of the Obligations shall have been paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral (together with the undated stock powers or other similar instruments delivered by the Pledgor to the Pledgee) shall be returned to the Pledgor upon full payment, satisfaction and termination of all of the Obligations. To the extent that the sale or other disposition of the Collateral is specifically permitted under the Credit Agreement and provided that no Event of Default has occurred and is then continuing, the Pledgee shall, from time to time, deliver to the Pledgor upon request therefor and at the Pledgor's expense, releases of the Collateral and any other documents reasonably requested by the Pledgor evidencing the release of the security interest granted hereunder.

         12. Expenses of the Pledgee. All out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed an Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

         13.      General Provisions.
                  ------------------

                  (a) All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                  (b) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

                  (c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

  (i)      if to the Pledgee, at:

           Fleet National Bank, as Administrative Agent
           300 Broad Hollow Road
           Melville, New York 11747
           Attention:      Relationship Manager - The Hain Celestial Group, Inc.
           Telecopy:        (631) 547-7815

  With a copy to:

           Farrell Fritz, P.C.
           One EAB Plaza
           Uniondale, New York 11556
           Attention:       Robert C. Creighton, Esq.
           Telecopy:        (516) 227-0777

  (ii)     if to Pledgor, at:

           The Hain Celestial Group, Inc.
           50 Charles Lindbergh Boulevard
           Uniondale, New York 11553
           Attention:       Gary M. Jacobs
           Telecopy:        (516) 237-6277

  With a copy to:

           Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attention:       Roger Meltzer, Esq.
           Telecopy:        (212) 269-5420

                  (iii) As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13(c).

                  (d) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated except by a written agreement signed by the Pledgor and the Pledgee (acting with the consent of the Required Lenders or all Lenders, as applicable under the Credit Agreement). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any such assignment or transfer without such consent shall be null and void.

         14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A MANDATORY OR COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK STATE LAW, AS APPLICABLE. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR AND THE PLEDGEE EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                THE HAIN CELESTIAL GROUP, INC.


                            By:___________________________
                                  Name:
                                  Title:


                            FLEET NATIONAL BANK, as  Administrative Agent


                            By: ________________________
                                   Name:
                                   Title:

                                   SCHEDULE A


1.       Pledged Company:
         Jurisdiction of Incorporation:
         Stock owned by Pledgor
                  Class:
                  Number of Shares:
                  Stock Certificate No.:
                  Percentage of issued and outstanding shares:
                  Pledged Interests:

                                   [PG NUMBER]

                                   EXHIBIT I-2


                           GUARANTOR PLEDGE AGREEMENT


         PLEDGE AGREEMENT (the "Agreement") dated as of ___________________by and between _____________________________, a ____________ corporation (the
"Pledgor"), and FLEET NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, having an office at 300 Broad Hollow Road, Melville, New York 11747, as Administrative Agent for the ratable benefit of the Lenders as those terms are defined in the Credit Agreement referred to below (in such capacity, the "Pledgee").

                                    RECITALS

         A. The Hain Celestial Group, Inc., a Delaware corporation (the "Company"), Pledgee, as Administrative Agent, SunTrust Bank, as Syndication Agent, HSBC Bank USA, as Documentation Agent, and the Lenders party thereto, have entered into a Credit Agreement dated as of March ____, 2001 (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Company will receive Loans and other financial accommodations from the Lenders and will incur Obligations.

         B. Pursuant to a Guaranty dated as of March ____, 2001, the Pledgor has guaranteed the payment by the Company of all its Obligations (the obligations of the Pledgor under such Guaranty are hereinafter referred to as the "Guaranty Obligations").

         C. The Pledgor is the beneficial owner of that percentage of the issued and outstanding capital stock or membership or other equity interests of each Non-Domestic Subsidiary listed on Schedule A annexed hereto (each a "Pledged Company" and collectively, the "Pledged Companies") as indicated on such Schedule A.

         D. In order to induce the Lenders to enter into the Credit Agreement and to extend credit to the Company on and after the date hereof as provided in the Credit Agreement, the Pledgor wishes to grant to the Pledgee for the ratable benefit of the Lenders security and assurance in order to secure the payment and performance of all its Guaranty Obligations, and to that effect to pledge to the Pledgee for the ratable benefit of the Lenders 65% of all of the issued and outstanding capital stock of the Pledged Companies (the "Pledged Shares") and 65% of all of the issued and outstanding membership, partnership or other equity interests in the Pledged Companies (the "Pledged Rights", together with the Pledged Shares, collectively, the "Pledged Interests") including, without limitation, the Pledged Interests listed opposite the name of the Pledgor as more particularly described on Schedule A and, with respect to the Pledged Shares, as represented by the stock certificates referenced thereon.

         Accordingly, the parties hereto agree as follows:

         1. Security Interest. As security for the Guaranty Obligations, including any and all renewals or extensions thereof, the Pledgor hereby delivers, pledges and assigns to the Pledgee for the ratable benefit of the Lenders and creates in the Pledgee for the ratable benefit of the Lenders a first security interest in all of the Pledgor's right, title and interest in and to all of the Pledged Interests, together with all rights and privileges of the Pledgor with respect thereto, all proceeds, income and profits thereof and all property received with respect to the Pledged Interests in addition thereto, in exchange thereof or in substitution therefor (collectively, the "Collateral"). The Pledgor has delivered to the Pledgee, with respect to the Pledged Shares existing on the date hereof which are evidenced by certificates, certificates evidencing such Pledged Shares, together with undated stock powers or other similar instruments duly executed in blank by the Pledgor.

         2. Stock Dividends, Options, or Other Adjustments. The Pledgee shall receive, as Collateral, any and all additional shares of stock, membership interests or other property of any kind distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of dividends, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidation, or otherwise with the exceptions of cash dividends or other cash distributions to the extent permitted under Section 7(a) hereof. If any additional shares of capital stock, instruments, or other property in respect of the Pledged Interests against which a security interest can only be perfected by possession by the Pledgee, which are distributable on or by reason of the Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall hold or control in trust for the Pledgee and the Lenders and forthwith transfer and deliver the same to the Pledgee subject to the provisions hereof.

         3. Delivery of Share Certificates; Stock Powers; Documents. The Pledgor agrees to deliver all share certificates, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Pledgee may reasonably request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders and further agrees to do and cause to be done, upon the Pledgee's request, all things reasonably determined by the Pledgee to be necessary to perfect and keep in full force the lien in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted hereby in favor of the Pledgee for the ratable benefit of the Lenders. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the lien against the Collateral hereunder granted hereby to the Pledgee for the ratable benefit of the Lenders. The Pledgor further agrees to promptly deliver to the Pledgee, or cause the corporation or other entity issuing the Collateral to deliver directly to the Pledgee, share certificates or other documents representing Collateral acquired or received after the date of this Agreement with an undated stock power or other similar instruments duly executed by the Pledgor in blank, provided that, the Pledgor shall not be required to pledge any portion of any Pledged Interest in any Pledged Company which when aggregated with all of the other Pledged Interests in such Pledged Company pledged to the Pledgee pursuant to this or any other Pledge Agreement would exceed 65% of the Pledged Interests in such Pledged Company entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Code) (on a fully diluted basis) pledged to the Pledgee under this Agreement and such other Pledge Agreements; provided that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by the Pledgor of any additional Pledged Interests in excess of 65% under this Agreement and any other Pledge Agreement would not result in an increase in the aggregate net consolidated tax liabilities of the Pledgor and such Pledged Company, then promptly after the change in such laws, all such additional Pledged Interests shall be so pledged under this Agreement or such other Pledge Agreement, as applicable. In no event shall the Pledgor be required to pledge any of the assets of any Subsidiary of the Pledgor that is a controlled foreign corporation, as defined in Section 957(a) of the Code, including, but not limited to the stock of any Subsidiary of the Pledgor held directly or indirectly by any such Subsidiary. If at any time the Pledgee notifies the Pledgor that additional stock powers or other similar instruments endorsed in blank with respect to the Collateral are required, the Pledgor shall promptly execute in blank and deliver such stock powers as the Pledgee may request.

         4. Power of Attorney. The Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution and revocation by the Pledgee, as Pledgor's true and lawful attorney-in-fact, to the full extent permitted by law, at any time or times when an Event of Default has occurred and is continuing, to affix to certificates and documents representing the Collateral the stock power or other similar instrument delivered with respect thereto, to transfer or cause the transfer of the Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee or the Pledgee's nominee and thereafter to exercise as to such Collateral all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee's and the Lenders' interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. Subject to Section 11 hereof, this power of attorney shall be irrevocable as one coupled with an interest.

     5. Inducing Representations of the Pledgor. The Pledgor makes the following representations and warranties to the Pledgee; each and all of which shall survive the execution and delivery of this Agreement:

                  (a) The information concerning the Pledged Companies and the Pledgor's beneficial ownership of the Pledged Interests thereof that is contained in Schedule A is correct in all material respects on the date hereof.

                  (b) The Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, the Pledged Interests pledged by the Pledgor, free and clear of all pledges, liens, security interests and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement and Permitted Liens, and has the corporate right and authority to execute this Agreement and to pledge the Collateral to the Pledgee as provided for herein.

                  (c) There are no outstanding options, warrants or other agreements to which the Pledged Companies or the Pledgor is a party with respect to the Pledged Interests pledged by the Pledgor.

                  (d) The Pledged Shares pledged by the Pledgor have been validly issued, are fully paid and non-assessable and are not subject to any charter, by-law, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control.

                  (e) Any consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the pledge and security interest granted under this Agreement has been obtained or effected except those consents, approvals, authorizations, designations or filings which the failure to receive could not reasonably be expected to have a Material Adverse Effect.

                  (f) The execution and delivery of this Agreement by the Pledgor, and the performance by the Pledgor of its obligations hereunder, will not result in a violation of any mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject except any violation which could not reasonably be expected to have a Material Adverse Effect.

                  (g) The Pledgor has delivered to the Pledgee all instruments and stock certificates, if any, representing the Pledged Shares, duly endorsed in blank or accompanied by an undated assignment or assignments in blank sufficient to transfer title thereto. There are neither any instruments or certificates evidencing the Pledged Rights nor registration books in which ownership of the Pledged Rights are recorded.

     6. Obligations of the Pledgor. The Pledgor hereby covenants and agrees with the Pledgee as follows:

                  (a) The Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the Collateral (other than as created under this Agreement and Permitted Liens) during the term of the pledge established hereby.

                  (b) The Pledgor will, at its own expense, at any time and from time to time at the Pledgee's request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to further enhance, preserve, establish, demonstrate or enforce the Pledgee's and the Lenders' rights, interests and remedies created by, provided in, or emanating from, this Agreement.

     7. Rights of the Pledgor. So long as no Event of Default has occurred and is continuing, and so long as the Pledgee has not transferred the Collateral to its own name under Section 8 hereof:

                  (a) The Pledgor shall be entitled to receive and retain any cash dividends and other cash distributions paid on the Collateral.

                  (b) The Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Loan Document. The Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default or registration of the Collateral in the name of the Pledgee pursuant to Section 8 hereof. Upon request of the Pledgee, the Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral during the continuance of an Event of Default as the Pledgee may request.

                  (c) The Pledgee will execute and deliver to the Pledgor all proxies, powers of attorney or other instruments as the Pledgor may reasonably request, at the Pledgor's cost, for purposes of effecting the voting rights or right to receive dividends and distributions set forth in clauses (a) and (b) of this Section 7, provided that the Pledgor shall supply such appropriate forms to the Pledgee.

     8. Rights of the Pledgee. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion:

                  (a) Cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner.

                  (b) Collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Collateral, and hold the same as part of the Collateral, or apply the same to any of the Guaranty Obligations in such manner and order as the Pledgee may decide in its sole discretion.

                  (c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of the Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof.

                  (d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys' fees and disbursements) in connection therewith shall, at the Pledgee's option, be
(i) reimbursed by the Pledgor on demand, with interest thereon from the date paid by Pledgee at two percent (2%) per annum above the Base Rate or (ii) added to the Guaranty Obligations secured hereby.

     9. Event of Default; Remedies. Upon the occurrence and continuance of an Event of Default:

                  (a) In addition to all the rights and remedies of a secured party under applicable law, the Pledgee shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker's board or at any of the Pledgee's offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held, provided that any such sale shall be made in a commercially reasonably manner. The Pledgee agrees that if notice of sale shall be required by law such notification shall be deemed reasonable and properly given if mailed to the Pledgor, postage prepaid, at least ten (10) days before any such disposition, to the address indicated in Section 13(c) below. Any disposition of the Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee and each Lender to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right or equity is, to the extent permitted by applicable law, hereby expressly waived and released by the Pledgor.

                  (b) All of the Pledgee's rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee may deem expedient.

                  (c) The Pledgee may elect to obtain (at the Pledgor's expense) the advice of any independent investment banking firm with respect to the method and manner of sale of any of the Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell on such credit terms which it deems reasonable. The sale of any of the Collateral on credit terms shall not relieve the Pledgor of its liability under any Loan Document until its Guaranty Obligations have been paid in full. All payments received by the Pledgee in respect of a sale of Collateral shall be applied to the Guaranty Obligations in the manner provided in Section 10 hereof, as and when such payments are received.

                  (d) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Collateral for the period of time necessary to permit the registration of the Collateral for public sale under the Securities Act of 1933, as amended. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any partial disposition of the Collateral, the Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure such sale or other disposition of the Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

                  (f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Collateral free from any claim or right of the Pledgor of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable laws, all rights of redemption, stay or appraisal which it had or may have under any rule of law or statute now existing or hereafter adopted.

                  (g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to applicable laws, without notice or publication, adjourn any private or public sale, and, upon ten (10) days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee and the Lenders shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

         10.      Disposition of Proceeds.
                  -----------------------

     (a) The proceeds of any sale or disposition of all or any part of the Collateral shall be applied by the Pledgee in the following order:

                           (i) to the payment in full of the costs and expenses
                  of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder including the reasonable compensation of the Pledgee's agents and attorneys;

     (ii) to the payment of the Guaranty Obligations; and

                           (iii) to the payment to the Pledgor of any surplus
                  then remaining from such proceeds, subject to the rights of any holder of a lien on the Collateral of which the Pledgee has actual notice.

                  (b) In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Guaranty Obligations secured thereby plus costs and expenses of the sale or other disposition, the Pledgor shall remain liable for any deficiency.

         11. Termination. This Agreement shall continue in full force and effect until all of the Guaranty Obligations shall have been paid in full and satisfied, and the Credit Agreement shall have been terminated. Subject to any sale or other disposition by the Pledgee of the Collateral or any part thereof pursuant to this Agreement, the Collateral (together with the undated stock powers or other similar instruments delivered by the Pledgor to the Pledgee) shall be returned to the Pledgor upon full payment, satisfaction and termination of all of the Guaranty Obligations. To the extent that the sale or other disposition of the Collateral is specifically permitted under the Credit Agreement and provided that no Event of Default has occurred and is then continuing, the Pledgee shall, from time to time, deliver to the Pledgor upon request therefor and at the Pledgor's expense, releases of the Collateral and any other documents reasonably requested by the Pledgor evidencing the release of the security interest granted hereunder.

         12. Expenses of the Pledgee. All out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of the Pledgor for failure to pay the Guaranty Obligations or as additional amounts owing by the Pledgor to cover the Pledgee's costs of acting against the Collateral, shall be deemed a Guaranty Obligation of the Pledgor for all purposes of this Agreement and the Pledgee may apply the Collateral to payment of or reimbursement of itself for such liability.

         13.      General Provisions.
                  ------------------

                  (a) All capitalized terms used in this Pledge Agreement and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

                  (b) The Pledgee and its assigns shall have no obligation in respect of the Collateral, except to use reasonable care in holding the Collateral and to hold and dispose of the same in accordance with the terms of this Agreement.

                  (c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

       (i)      if to the Pledgee, at:

                Fleet National Bank, as Administrative Agent
                300 Broad Hollow Road
                Melville, New York 11747
                Attention: Relationship Manager - The Hain Celestial Group, Inc.
                Telecopy:        (631) 547-7815

       With a copy to:

                Farrell Fritz, P.C.
                One EAB Plaza
                Uniondale, New York 11556
                Attention:       Robert C. Creighton, Esq.
                Telecopy:        (516) 227-0777

       (ii)     if to Pledgor, at:

                c/o The Hain Celestial Group, Inc.
                50 Charles Lindbergh Boulevard
                Uniondale, New York 11553
                Attention:       Gary M. Jacobs
                Telecopy:        (516) 237-6277

       With a copy to:

                Cahill Gordon & Reindel
                80 Pine Street
                New York, New York 10005
                Attention:       Roger Meltzer, Esq.
                Telecopy:        (212) 269-5420


                      (iii) As to each party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 13(c).

                  (d) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated except by a written agreement signed by the Pledgor and the Pledgee (acting with the consent of the Required Lenders or all Lenders, as applicable under the Credit Agreement). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender and any such assignment or transfer without such consent shall be null and void.

         14. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR AGREES NOT TO (I) SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (II) ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A MANDATORY OR COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK STATE LAW, AS APPLICABLE. THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE PLEDGOR AND THE PLEDGEE EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT AS PROHIBITED BY LAW, THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                                [PLEDGOR]


                                By:___________________________
                                      Name:
                                      Title:


                                FLEET NATIONAL BANK, as Administrative Agent


                                By: ________________________
                                       Name:
                                       Title:

                                   SCHEDULE A

Pledged Company:
         Jurisdiction of Incorporation:
         Stock owned by Pledgor
         Class:
         Number of Shares
         Stock Certificate no.
         Percentage of issued and outstanding shares:
         Pledged Interests:

Pledged Company:
         Jurisdiction of Incorporation:
         Stock owned by Pledgor
                  Class
                  Number of Shares
                  Stock Certificate Nos.
                  Percentage of issued and outstanding shares:
                  Pledged Interests:

                                            AMENDMENT dated as of June 7, 2001
                                            (this "Amendment") to the Credit
                                            Agreement dated as of March 29,
                                            2001, (as amended, restated,
                                            modified or otherwise supplemented,
                                            from time to time, the "Credit
                                            Agreement") by and among THE HAIN
                                            CELESTIAL GROUP, INC., a Delaware
                                            corporation (the "Company"), FLEET
                                            NATIONAL BANK, a national banking
                                            association, as Administrative Agent
                                            and as a Lender, SUNTRUST BANK, a
                                            Georgia banking corporation, as
                                            Syndication Agent and as a Lender,
                                            HSBC BANK USA, a New York banking
                                            corporation, as Documentation Agent
                                            and as a Lender, and the other
                                            Lenders party thereto.

WHEREAS, the Company, the Administrative Agent and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.       Amendment.

     (a) Section 7.01(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(j) Indebtedness owing by (i) the Company to any Subsidiary or (ii) any Subsidiary to the Company or any other Subsidiary, to the extent that such Indebtedness is otherwise permitted pursuant to the terms and conditions of this Agreement;"

     (b) Section 7.01(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(k) purchase money Indebtedness for borrowed money secured solely by mortgages on the real property of the Company or any of its Subsidiaries in an amount not to exceed $15,000,000 in the aggregate at any time outstanding; and"

     (c) Section 7.02(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(j) Liens on real property of the Company or any of its Subsidiaries securing Indebtedness permitted by Section 7.01(k) hereof, provided the Lien is specifically limited to such real property."

         (d) Section 7.03 of the Credit Agreement is hereby amended to add a new subsection (d) immediately following subsection (c) of Section 7.03, which new subsection (d) shall read in its entirety as follows:

                  "(d) guaranties by the Company of any Indebtedness permitted pursuant to Section 7.01 of any Subsidiary of the Company or guaranties by any Subsidiary of the Company of such Indebtedness of the Company or any other Subsidiary."


2.       Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

The Company hereby represents and warrants that (a) after giving effect to this Amendment, the representations and warranties by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment shall constitute a Loan Document.

This Amendment shall governed by, and construed in accordance with, the laws of the State of New York.




                      [the next page is the signature page]

  IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Required Lenders, have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                       THE HAIN CELESTIAL GROUP, INC.


                                      By:_____________________________
                                                   Name:
                                                   Title:


                                         FLEET BANK NATIONAL BANK,
                                          as Administrative Agent


                                      By:_____________________________
                                                   Name:
                                                   Title:

FFDOCS1\LMAHLER\LMAHLER\334866.7    June 28, 2001-- 5:06PM
                                     CONSENT

Each of the undersigned, not parties to the Credit Agreement but each a Guarantor under a Guaranty dated as of March 29,2001, hereby acknowledges the terms of the Amendment contained herein and confirms that its Guaranty is in full force and effect.


                             CELESTIAL SEASONINGS, INC.
                             ARROWHEAD MILLS, INC.
                             KINERT FOODS CORPORATION
                             WESTBRAE NATURAL, INC.
                             HAIN PURE FOOD CO., INC.
                             NATURAL NUTRITION GROUP, INC.
                             LITTLE BEAR ORGANIC FOODS, INC.
                             WESTBRAE NATURAL FOODS, INC.
                             HEALTH VALLEY COMPANY
                             AMI OPERATING, INC.
                             DEBOLES NUTRITIONAL FOODS, INC.
                             DANA ALEXANDER, INC.
                             MOUNTAIN CHAI COMPANY

                             By: ____________________________________
                                      Name:    Gary M. Jacobs
                                      Title:   Chief Financial Officer

                                            AMENDMENT AND WAIVER dated as of
                                            July 17, 2001 (this "Amendment and
                                            Waiver") to the Credit Agreement
                                            dated as of March 29, 2001, as
                                            amended by Amendment dated June 7,
                                            2001, (as may be further amended,
                                            restated, modified or otherwise
                                            supplemented, from time to time, the
                                            "Credit Agreement") by and among THE
                                            HAIN CELESTIAL GROUP, INC., a
                                            Delaware corporation (the
                                            "Company"), FLEET NATIONAL BANK, a
                                            national banking association, as
                                            Administrative Agent and as a
                                            Lender, SUNTRUST BANK, a Georgia
                                            banking corporation, as Syndication
                                            Agent and as a Lender, HSBC BANK
                                            USA, a New York banking corporation,
                                            as Documentation Agent and as a
                                            Lender, and the other Lenders party
                                            thereto.

WHEREAS, the Company has requested that the Lenders waive compliance with certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein, and the Lenders have agreed to grant such Waivers.

WHEREAS, the Company, the Administrative Agent and the Lenders have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.       Waiver.
         ------

         (a) Compliance by the Company with Section 7.01 (Indebtedness) of the Credit Agreement is hereby waived solely with respect to the Company having assumed certain foreign exchange contracts with The Bank of Nova Scotia (the "FX Contract") in connection with the Company's acquisition of the stock of Yves Veggie Cuisine Inc., a Canadian company, and related companies (the "Yves Veggie Acquisition").

         (b) Compliance by the Company with Section 7.02 (Liens) of the Credit Agreement is hereby waived solely with respect to the Company having pledged cash collateral in the amount of $447,000 to The Bank of Nova Scotia in order to secure the FX Contract which was assumed in connection with the Yves Veggie Acquisition.

         (c) Compliance by the Company with the requirements of Section 7.06(g)(iii) (Loans and Investments) of the Credit Agreement is hereby waived solely with respect to the Company's obligation to deliver the documents required to be delivered to the Lenders pursuant to such section fifteen (15) Business Days prior to the closing of the Yves Veggie Acquisition.

2.       Amendments.

         (a) The definition of "Hedging Agreement" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement executed by the Company in connection with the hedging of interest rate risk exposure of the Company and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time."

         (b) Section 6.12 of the Credit Agreement is hereby amended by deleting the reference to "ten (10) days" in line 11 thereof, and replacing it with the words "fifteen (15) Business Days".

     (c) Section 7.01(h) of the Credit Agreement is hereby amended by deleting the phrase "arranged by any Lender" therefrom.

         (d) Section 7.01 of the Credit Agreement is hereby further amended by adding a new subsection (m), which subsection shall be and read in its entirety as follows:

                  "(m) Indebtedness not otherwise provided for in Section 7.01(a) through Section 7.01(l) in an aggregate amount not to exceed $2,500,000 at any time outstanding, which Indebtedness may be secured by Liens permitted pursuant to Section 7.02(k) hereof."

         (e) Section 7.02 of the Credit Agreement is hereby amended by adding a new subsection (k), which subsection shall be and read in its entirety as follows:

                  "(k) Liens securing the Indebtedness permitted by Section 7.01(m) hereof, provided such Lien secures only such Indebtedness."

     (f) Section 7.06(g)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         "(iii) with respect to each such acquisition, the Company shall have delivered to the Administrative Agent:

         (A) on or before the sixth (6th) Business Day prior to the closing of such proposed acquisition, or, in the event that the consent of the Lenders to such acquisition is required pursuant to the definition of Acceptable Acquisition, the eleventh (11th) Business Day prior to the closing of such proposed acquisition:

                   (1) a final report of the Company's Auditor, in form and
                  substance satisfactory to the Lenders, which report shall set forth the EBITDA of the subject of the proposed acquisition, together with any and all adjustments thereto;

                  (2) a certificate of the Chief Financial Officer, in form and substance satisfactory to the Lenders, demonstrating the Company's calculations with respect to clauses (c) and (d) of the definition of "Acceptable Acquisition" and demonstrating that upon consummation of such proposed acquisition, the Company will be in compliance with each of the financial covenants set forth in Section 7.13 hereof.

                  (3) financial statements which shall include balance sheets, income statements and statements of cash flows of the Person being acquired, (a) in the same form and substance as those required to be delivered by the Company under Sections 6.03(a) and 6.03(b) hereof, to the extent such are available, or (b) if unavailable, in the form relied upon by the Company in connection with such transaction, together with the due diligence report prepared by the Company's Auditors, or another nationally recognized accounting firm, in connection with such transaction, in each case for the previous three (3) fiscal years;

                  (4) pro forma balance sheet and income statements of the Company and its Subsidiaries (after giving effect to the proposed Acceptable Acquisition) as of the then most recent fiscal quarter ended demonstrating that upon consummation of such Acceptable Acquisition, the Company will be in compliance with the financial covenants contained in Section 7.13, such evidence of compliance to be in form and substance reasonably satisfactory to the Lenders;

     (5) copies of the relevant  purchase  agreement and all schedules  thereto;
and

         (B) on or before the date of the Closing of such Acquisition, evidence satisfactory to the Administrative Agent that the shares or other interest in the Person, or the assets of the Person, which is the subject of the related Acceptable Acquisition are free and clear of all Liens, except those Liens permitted pursuant to Section 7.02, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under federal and state securities laws and regulations generally; provided that, in the case of any Non-Domestic Acquisition, to the extent that any such Liens secure aggregate Indebtedness of less than $5,000,000, such evidence may be delivered to the Administrative Agent no later than fifteen (15) Business Days following the consummation of such Acceptable Acquisition."

         The Administrative Agent shall provide copies to the Lenders of all items delivered to the Administrative Agent pursuant to Section 7.06(g)(iii)(A) on the Business Day following receipt of such items by the Administrative Agent.

3.       Miscellaneous.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

Except as expressly waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

The waivers and amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred under the Credit Agreement.

The Company hereby represents and warrants that (a) after giving effect to this Amendment and Waiver, the representations and warranties by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing.

This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment and Waiver. This Amendment and Waiver shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

This Amendment and Waiver shall constitute a Loan Document.

This Amendment and Waiver shall governed by, and construed in accordance with, the laws of the State of New York.







                      [the next page is the signature page]

 IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Waiver to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                             THE HAIN CELESTIAL GROUP, INC.


                                            By:_____________________________
                                                         Name:
                                                         Title:


                                               FLEET BANK NATIONAL BANK,
                                                as Administrative Agent


                                            By:_____________________________
                                                         Name:
                                                         Title:

                                     CONSENT

Each of the undersigned, not parties to the Credit Agreement but each a Guarantor under a Guaranty dated as of March 29, 2001 (and June 8, 2001 for Hain-Yves, Inc.), hereby acknowledges the terms of the Amendment and Waiver contained herein and confirms that its Guaranty is in full force and effect.


                           CELESTIAL SEASONINGS, INC.
                           ARROWHEAD MILLS, INC.
                           KINERT FOODS CORPORATION
                           WESTBRAE NATURAL, INC.
                           HAIN PURE FOOD CO., INC.
                           NATURAL NUTRITION GROUP, INC.
                           LITTLE BEAR ORGANIC FOODS, INC.
                           WESTBRAE NATURAL FOODS, INC.
                           HEALTH VALLEY COMPANY
                           AMI OPERATING, INC.
                           DEBOLES NUTRITIONAL FOODS, INC.
                           DANA ALEXANDER, INC.
                           MOUNTAIN CHAI COMPANY
                           HAIN-YVES, INC.


                           By: ____________________________________
                                    Name:    Gary M. Jacobs
                                    Title:   Chief Financial Officer